Exhibit 10.1(a)

PARK NATIONAL CORPORATION
EMPLOYEES STOCK OWNERSHIP PLAN

Effective Date: January 1, 2002

PARK NATIONAL CORPORATION
EMPLOYEES STOCK OWNERSHIP PLAN

TABLE OF CONTENTS

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PARK NATIONAL CORPORATION
EMPLOYEES STOCK OWNERSHIP PLAN

Park National Corporation hereby adopts, as of the Effective Date, the following amended and restated plan for the exclusive benefit of the Employer’s eligible Employees and, where applicable, the Beneficiaries of such Employees.  It is intended that the Plan, together with the Trust Agreement, will comply with the applicable provisions of the Internal Revenue Code of 1986, as amended; and the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).  The Plan supersedes and replaces the Park National Corporation Employees Voluntary Salary Deferral Plan and Trust amended and restated effective January 1, 1997, and on and after the Effective Date, is intended to be an employee stock ownership plan within the meaning of Section 4975(e)(7) of the Code.

The Plan was originally effective as of January 1, 1985, and has been amended from time to time thereafter.  The Plan is being amended and restated for all applicable laws, regulations and other guidance, as set forth in Notice 2007-94, in order to satisfy the requirements of a “Cycle C” determination letter filing with the Internal Revenue Service.

Unless the terms of this amended and restated Plan otherwise provide, the vested interest and amount of benefit payable to a Participant who has terminated employment from the Employer is determined by reference to the provisions of the Plan in existence on the date of such Participant’s termination of employment.

SECTION 1 - PARTICIPATION

1.01               Eligibility Requirements

Each Employee of the Employer will commence participation in the Plan on the Entry Date coinciding with or first following the date on which he is credited with a Year of Eligibility Service (as defined in Section 1.02) and has attained age 18.

Notwithstanding the foregoing, an Employee who was a Participant in the Plan immediately prior to the Effective Date of this amended and restated Plan will remain a Participant on the Effective Date.

An individual who met the eligibility requirements specified above with the Employer or an Affiliate prior to being classified by the Employer as an Employee will commence participation in the Plan on the Entry Date immediately following the date he became an Employee.

An individual who ceases to be classified by the Employer as an Employee but who remains actively employed by the Employer or an Affiliate will not be treated as being eligible to receive a distribution from the Plan pursuant to Section 9.01 until his severance from employment from the Employer and all Affiliates.

1.02               Service for Eligibility

An Employee will be credited with a “Year of Eligibility Service” on the last day of the 12-month period beginning on his Employment Commencement Date or, to the extent necessary, the last day of any Plan Year thereafter, beginning with the Plan Year that includes the first anniversary of the Employee’s Employment Commencement Date, in which the Employee is credited with at least 1,000 Hours of Service.

1.03               Effect of Rehire on Prior Eligibility Service

If a former Participant does not have a nonforfeitable right to any portion of his Account at the time of his severance from employment from the Employer and all Affiliates, the Years of Eligibility Service earned by such former Participant will be taken into account in determining whether such former Participant has satisfied the eligibility provisions of Section 1.01 after his rehire except as provided below.  If a Participant’s number of consecutive One-Year Breaks in Service equals or exceeds the greater of five or the aggregate number of his Years of Eligibility Service earned prior to his severance from employment, the Participant’s service will be disregarded in determining whether his service has satisfied the eligibility provisions of Section 1.01 after his rehire.  Such aggregate number of Years of Eligibility Service will not include any Years of Service disregarded under the preceding sentence by reason of any prior consecutive One-Year Breaks in Service.

If a former Participant’s Years of Eligibility Service are disregarded pursuant to the preceding paragraph, such former Participant will again be required to meet the eligibility requirements set forth in Section 1.01 prior to becoming eligible to participate in the Plan.  If such former Participant’s Years of Eligibility Service before his severance from employment may not be disregarded pursuant to the preceding paragraph, such former Participant will be eligible to participate in the Plan immediately upon his reemployment with the Employer, provided that he is classified as an Employee on the date of his reemployment.

A former Participant who had a nonforfeitable right to any portion of his Employer Contributions made at the time of his severance from employment from the Employer and all Affiliates will participate in the Plan immediately upon his reemployment with the Employer, provided that he is classified as an Employee on the date of his reemployment.

For the purpose of this Section 1.03, the 12-month period used to determine a former Participant’s One-Year Breaks in Service is the 12-month period used to determine a Year of Eligibility Service, as defined in Section 1.02.

A rehired Employee will be credited with Hours of Service for all periods of Qualified Military Service in accordance with the Uniformed Services Employment and Reemployment Rights Act.

1.04              Service With Prior Employer

For the purpose of satisfying the service requirement contained in Section 1.01, the Sponsor may provide that certain designated Employees will receive credit for their service with an employer prior to the date such employer was acquired (or the assets of such employer were acquired) and became employed by the Employer or an Affiliate.  Such grants of prior service will be specified in either an action of the Board of Directors of the Sponsor, in some other document approved by an officer of the Sponsor or as otherwise provided in this Plan.

SECTION 2 - CONTRIBUTIONS

2.01              Section 401(k) Contributions

(a)           A Participant is entitled to make or modify an Enrollment Election as of the first payroll period coinciding with or next following the first day of any calendar year quarter.  The Enrollment Election will provide for the reduction of not more than 25% of the Compensation of the Participant and a corresponding contribution of such amount to the Plan by the Employer as a Section 401(k) Contribution that will be allocated to the Participant’s Section 401(k) Account.  The Committee may permit a Participant to make a special Enrollment Election with regard to all or a portion of the payment of a bonus or other single sum payment.  Notwithstanding the foregoing, Section 401(k) Contributions may be discontinued as of the last day of any payroll period.  The Committee may establish rules and regulations that provide for the receipt of such Enrollment Election not later than the dates specified by the Committee in order for such election to be processed by the dates specified above.  The Committee may further limit the amount of Section 401(k) Contributions a Participant may make in order to comply with the limits that are set forth in Section 3.

(b)           The Employer may in its sole discretion make fully vested qualified non-elective contributions to the Plan that will be allocated to separate accounts of one or more Participants who are Non-Highly-Compensated Employees in such amounts as the Employer directs, but limited to amounts that will not be treated as disproportionate contributions as defined in Treasury Regulations 1.401(k)-2(a)(6)(iv) or 1.401(m)-2(a)(6)(v).  Such contributions will be taken into account in computing Participants’ deferrals and contribution percentages as further described in Section 3.  The amounts allocated to each such Participant pursuant to this subsection (b) may not be distributed prior to the date the Plan permits a Participant’s Section 401(k) Contributions to be distributed (except such amounts may not be distributed on account of financial hardship).  Qualified non-elective contributions shall be made to the Plan not later than by the end of the 12-month period immediately following the Plan Year to which such contributions relate.  The Plan may also treat fully vested Employer Contributions allocated to Participants in Section 2 that meet the requirements of Treasury Regulation 1.401(k)-2(a)(6) as qualified non-elective contributions to the Plan.  This subsection (b) will not apply in any year in which the Plan is subject to the “prior year” testing method, if such method is set forth in Section 3.03(c).

(c)           An actively employed Participant who is prevented from making additional Section 401(k) Contributions to the Plan for a Plan Year as a result of a Plan limitation regarding the amount of Section 401(k) Contributions the Participant may make for a Plan Year, the limitations imposed by Section 3.01 or 3.03(a), Section 3.03(b) or any other applicable limitation, and who is or will be age 50 or older as of the last day of any calendar year beginning on and after January 1, 2002 may make an additional contribution to the Plan, hereinafter referred to as a “catch-up contribution.”

The amount of a catch-up contribution made by a Participant shall not exceed the dollar limitation set forth in Code Section 414(v)(2)(B) [as adjusted in accordance with Code Section 414(v)(2)(C)] or the amounts described in Code Section 414(v)(2)(A).

Catch-up contributions shall not be subject to the otherwise applicable limitations described in Code Sections 401(a)(30), 401(k)(3), 402(h), 404(h), 415 or any other applicable limitation for the relevant Plan or calendar year for which such contribution is credited.

The provision of this subsection shall be applicable on an equivalent basis to all Participants in the Plan who are eligible to make catch-up contributions, and to similarly situated participants in any other plan sponsored by an Employer or Affiliate that provides for elective deferrals.

(d)           Section 401(k) Contributions will be contributed by the Employer to the Trustee as soon as practicable after the date the amounts otherwise would have been paid to the Participant but not later than the time period set forth in Department of Labor Regulation 2510.3-102.

2.02              Matching Contributions

(a)           The Employer will make Matching Contributions to the Matching Contribution Account of each Participant for whom a Section 401(k) Contribution is made during the Plan Year in accordance with subsection (b) below.  Matching Contributions will be allocated on a payroll period basis.

(b)           The amount of Matching Contribution will equal the Matching Contribution rate or rates in effect during the Plan Year as applied to the Participant’s Section 401(k) Contributions for the Plan Year or such greater or lesser amounts as the Sponsor determines prior to the date on which the Matching Contribution is required to be made.  The Sponsor may establish for any Plan Year a Matching Contribution rate which consists of (i) the maximum number of percentage points of Compensation for which Matching Contributions will be made; and (ii) the rate, or the method for determining the rate, at which Matching Contributions will be made with respect to such percentage points of Compensation.  For the 2002 Plan Year, the amount of such Matching Contribution shall equal 50% of the Participant’s Section 401(k) Contributions, provided that amounts in excess of 15% of the Participant’s Compensation shall not be matched.  In addition, Section 401(k) Contributions that are treated as catch-up contributions shall not be matched.

(c)           The Employer may in its sole discretion make fully vested qualified non-elective contributions to the Plan that will be allocated to the Section 401(k) Accounts of one or more Participants who are Non-Highly-Compensated Employees in such amounts as the Employer directs, but limited to amounts that would not be treated as disproportionate contributions as defined in Treasury Regulation 1.401(k)-2(a)(6)(iv).  The amounts allocated to each such Participant pursuant to this subsection (b) may not be distributed prior to the date the Plan permits a Participant’s Section 401(k) Contributions to be distributed (except such amounts may not be distributed on account of financial hardship).  Such contributions will be taken into account in computing a Participant’s deferral percentage as further described in Section 3.  Qualified non-elective contributions shall be made to the Plan not later than by the end of the 12-month period immediately following the Plan Year to which such contribution relates.  The Plan may also treat fully vested Employer Contributions allocated to Participants in Section 2 that meet the requirements of Treasury Regulation 1.401(k)-2(a)(6) as qualified non-elective contributions.  This subsection (c) will not apply in any year in which the Plan is subject to the “prior year” testing method, if such method is set forth in Section 3.04(b).

2.03              Rollover Contributions

Subject to the Committee’s reasonable determination that a Rollover Contribution meets the requirements of Section 402(c) of the Code, an active Employee may contribute to the Plan, as a Rollover Contribution, a distribution from an “eligible retirement plan” within the meaning of Code Section 402(c)(8)(B).  Amounts so rolled over will be credited to and maintained in the Participant’s Rollover Account.  Amounts transferred directly from another qualified pension or profit sharing plan to the Plan pursuant to Section 401(a)(31) of the Code will be treated as a Rollover Contribution.  Effective January 1, 2002, an Employee, prior to the date he becomes a Participant, may also make a Rollover Contribution and will be treated as a Participant with respect to his Rollover Account.

Notwithstanding the foregoing, after-tax contributions (including “Roth” contributions from a Roth IRA or Roth account from an eligible retirement plan) may not be rolled over to the Plan.

2.04              Direct Transfers

The Committee may accept plan-to-plan transfers from the accounts of another qualified plan, or elective transfers, within the meaning of Treasury Regulation 1.411(d)-4, Q&A-3(b).  To the extent required by Code Section 411(d)(6), the Plan will preserve the forms of benefits relating to that portion of a Participant’s Account acquired pursuant to this section and will specify such forms in the Plan or an amendment to the Plan.  Amounts received by this Plan will be allocated to a Participant’s transfer account or the accounts specified by the Committee.

2.05              Top Heavy Minimum Required Contribution

If, for any Plan Year, the Plan is a “Top Heavy Plan” [as defined in Section 18.01(f)], the Employer may be required to make a contribution for the Plan Year to the Accounts of certain “Non-Key Employees” [as defined in Section 18.01(b)].

2.06              Certain Make-up Contributions

(a)           A Participant who is absent from active employment with the Employer by reason of service in the Uniformed Services will be permitted, upon rehire, to the extent such Participant’s reemployment rights under the Plan are protected by the Uniformed Services Employment and Reemployment Rights Act, to make additional Section 401(k) Contributions (hereinafter referred to as “make-up contributions”) of an amount not greater than the maximum amount of contributions the Participant would have been permitted to make had the Participant been employed during his period of Qualified Military Service.  Such a Participant will be permitted to make make-up contributions during a period that begins on the date the Participant returned to active employment with the Employer and will end on the date that is the lesser of:  (i) the product of 3 and the period of Qualified Military Service immediately prior to his rehire; and (ii) 5 years.

The Employer will make Matching Contributions to the Matching Contribution Account of the Participant equal to the amount of Matching Contributions that would have been allocated to the Participant had the make-up contributions been made during the period of Qualified Military Service.  No earnings will be credited by the Plan with respect to make-up contributions or Matching Contributions until such contributions are received by the Trust.

(b)           Any make-up contributions will not be subject to the limitations set forth in Sections 3.01 and 3.03(a) of the Plan with respect to the year such amounts were made; however, such amounts will be subject to the limitations set forth in Sections 3.01 and 3.03(a) of the Plan with respect to the year in which such amounts relate in accordance with rules promulgated by the Secretary of the Treasury.  In addition, a Participant’s ability to make contributions pursuant to this section will have no effect on the determination of a Participant’s deferral percentage determined pursuant to Section 3.03(c) or contribution percentage pursuant to Section 3.04(b).

(c)           “Uniformed Services” has the meaning as defined in Chapter 43 of Title 38 of the United States Code.

SECTION 3 - LIMITATIONS ON ALLOCATIONS

3.01              Limitations on Annual Additions

Annual Additions to each Participant’s Account will not exceed the lesser of (a) the amount determined by reference to Code Section 415(c)(1)(A); or (b) 100% of the Participant’s “Section 415 Limit Compensation” paid or made available for the applicable Limitation Year.  If the Annual Addition allocated to a Participant’s Account for a Limitation Year is in excess of the limitations set forth in this paragraph, such excess will be considered an “excess Annual Addition.”

For purposes of this section, Section 415 Limit Compensation means wages, within the meaning of Section 3401(a) of the Code, and all other payments of compensation to an Employee by the Employer during the Plan Year (in the course of the Employer’s trade or business) for which the Employer is required to furnish the Employee a written statement under Sections 6041(d), 6051(a)(3) and 6052 of the Code.  Compensation must be determined without regard to any rules under Section 3401(a) of the Code that limit the remuneration included in wages based on the nature or location of the employment or the services performed [such as the exception for agricultural labor in Section 3401(a)(2) of the Code].  Effective for Limitation Years commencing after December 31, 2001, Section 415 Limit Compensation shall not include contributions to a Participant’s Account for medical benefits [within the meaning of Section 401(h) or Section 419(f)(2) of the Code] after the Participant’s separation from service, notwithstanding the fact that such contributions may otherwise be treated as Annual Additions.

For the purpose of this section, the Section 415 Compensation will include “elective deferrals,” as such term is defined by Section 402(g)(3) of the Code, and amounts contributed or deferred at the election of the Participant by the Employer that are not includable in the gross income of the Participant by reason of Section 125, Section 132(f)(4) or Section 457 of the Code.

For Limitation Years beginning in 2005 or later, payments made within 2½ months after “severance from employment” [within the meaning of Code Section 401(k)(2)(B)(i)(I)] from the Employer are included in the amount of a Participant’s Section 415 Compensation if such amounts are payments that, absent a severance from employment (i) would have been paid to the Employee had the Employee continued in employment with the Employer and are regular compensation for services during the Employee’s regular working hours; (ii) are compensation for services outside the Employee’s regular working hours (such as overtime or shift differential), commissions, bonuses or other similar compensation; or (iii) are payments for accrued bona fide sick, vacation or other leave, but only if the Employee would have been able to use the leave if employment had continued.  Any payments not described above are not considered Section 415 Compensation if paid after severance from employment, even if such amounts are paid within 2½ months after severance from employment, except for payments to an individual who does not currently perform services for the Employer by reason of Qualified Military Service to the extent the payments do not exceed the amounts the individual would have received if the individual had continued to perform services for the Employer rather than entering into Qualified Military Service.

3.02              Corrective Adjustments

If, as a result of a reasonable error in estimating a Participant’s annual compensation, a reasonable error in determining the amount of Section 401(k) Contributions that may be made under the limits of Section 415, or under other limited facts and circumstances that the Commissioner will specify, an excess Annual Addition exists, such excess will be disposed of by the distribution of Section 401(k) Contributions with the corresponding distribution of the portion of any Matching Contribution attributable to the Section 401(k) Contributions and any income on such contributions made by the Participant during the applicable Plan Year, then by reducing contributions made by the Employer and allocated to the Participant’s Account for the applicable Limitation Year in the next and succeeding Limitation Years until such excess is reduced.  If an excess Annual Addition exists at the end of the Limitation Year and the Participant was not covered by the Plan as of the last day of such Limitation Year, such excess will be treated as a forfeiture to be held unallocated in a suspense account and applied to reduce contributions made by the Employer for all remaining Participants in the next and succeeding Limitation Years prior to any contributions being made by the Employer to the Plan for such year.

If an excess Annual Addition exists as a result of a Participant being a participant in another defined contribution plan maintained by the Employer or Affiliate, the excess Annual Addition will be treated in accordance with this Section 3.02 unless treated as an excess annual addition in the other plan.

3.03              Maximum Section 401(k) Contributions for Highly-Compensated Employees

(a)           For each calendar year, the Section 401(k) Contributions made by a Participant, excluding amounts treated as excess Annual Additions pursuant to Section 3.02 or amounts treated as Catch-up Contributions, shall not exceed the dollar limitation set forth in Section 402(g)(1) of the Code, as adjusted by Section 402(g)(4) of the Code.  Catch-up Contributions made by a Participant shall not exceed the dollar limitation set forth in Code Section 414(v)(2)(B) [as adjusted in accordance with Code Section 414(v)(2)(C)] or the limitation described in Code Section 414(v)(2)(A)(ii).

If a Participant’s Section 401(k) Contributions (including Catch-up Contributions), combined with elective deferrals to other plans that are required to be aggregated with this Plan for the purpose of determining the limitations set forth in the preceding paragraph, exceed either of the limitations set forth in the preceding paragraph, the Participant may assign to the Plan any portion of the amount in excess of the applicable limitation (“excess deferrals”) by notifying the Committee in writing of the amount to be treated as an excess deferral by March 1st of the year following the calendar year in which the excess relates.  The amount of excess deferrals that is required to be distributed to a Participant for a taxable year will be reduced by any excess contributions [as defined in subsection (g) below] previously distributed to the Participant for the Plan Year beginning with or within the taxable year.  Notwithstanding the foregoing, a Participant is not required to notify the Plan with regard to excess deferrals that arose solely from Section 401(k) Contributions and Catch-up Contributions to the Plan and elective deferrals to other plans sponsored by the Employer or its Affiliates.  The amount of excess deferrals, and allocable income, will be distributed to the Participant no later than April 15 of the calendar year first following the calendar year in which the excess deferrals arose.  For this purpose, “income” will be determined by including the Participant’s share of the allocable gain or loss on the deferrals made by the Participant during the calendar year in which such excess is attributable.  Commencing on and after January 1, 2006, to the extent required by law, gain or loss shall include the allocable gain or loss for the period between the end of the taxable year and the date of distribution to the Participant to the extent that the Participant would have otherwise received such gain or loss for such period if the Participant’s entire Account were distributed.  The allocable gain or loss will be calculated under one of the methods set forth in Treasury Regulation 1.402(g)-1(e)(5)(ii) or (iii), with one such method being applied consistently to all affected Participants.

(b)           For a Plan Year, the deferral percentage for eligible Highly-Compensated Employees will not exceed the greater of (i) 125% of the deferral percentage for eligible Non-Highly-Compensated Employees; or (ii) the lesser of (A) 200% of the deferral percentage for eligible Non-Highly-Compensated Employees; or (B) the deferral percentage for eligible Non-Highly-Compensated Employees plus two percentage points.  The calculation shall be computed to the nearest hundredth of a percentage point.  The Plan will not fail to satisfy the requirements of this subsection (b) to the extent that all eligible employees under the Plan for a Plan Year are Highly-Compensated Employees.  The limitation of this subsection (b) shall apply separately to groups of Highly-Compensated and Non-Highly-Compensated Employees (i) if such employees are required by Code Section 401(k) or applicable regulations thereunder to be disaggregated or (ii) to the extent such groups may permissibly be disaggregated and the Committee elects to apply the deferral percentage test separately to such groups of employees.  Plans may be aggregated in accordance with this subsection only if they have the same deferral percentage testing method.  The aggregation and restructuring rules of Treasury Regulation 1.401(k)-1(b)(4) are hereby incorporated by reference.

If the Committee elects to apply Code Section 410(b)(4)(B) in determining whether the cash or deferred arrangement meets the requirements set forth in Code Section 410(b)(1), the Committee may exclude from consideration, in determining whether the arrangement meets the requirements of this subsection (b), all eligible Participants (other than Highly-Compensated Employees) who have not met the minimum age and service requirements of Code Section 410(a)(1)(A).  The Plan may also be disaggregated into separate plans where deferral percentages are calculated separately for all eligible Participants who have completed the minimum age and service requirements of Code Section 410(a)(1)(A) and for all eligible Participants who have not completed such minimum age and service requirements.

(c)           For the purpose of this subsection (c), the “deferral percentage” for eligible Highly-Compensated Employees and eligible Non-Highly-Compensated Employees is the average of the ratios (calculated separately for each person in either the Highly- or Non-Highly-Compensated Employee group) of (i) the Section 401(k) Contributions paid and allocated under the Plan on behalf of each such eligible Employee for the applicable plan year to the extent such amounts are not contingent on the participation or performance of services after being paid or allocated (as adjusted in accordance with the following sentences) divided by (ii) the Employee’s Compensation earned during the period during the Plan Year that the Employee was a Participant.  Section 401(k) contributions (excluding Catch-up Contributions) will be included in the deferral percentage for a Plan Year only if such amounts relate to Compensation that either would have been received by the eligible Employee in the Plan Year (but for the Enrollment Election) or is attributable to services performed by such Employee in the Plan Year and would have been received by the Employee within 2½ months after the close of the Plan Year (but for the Enrollment Election).  Amounts described in clause (c)(i) above shall exclude: (A) amounts treated as excess deferrals of Non-Highly-Compensated Employees; (B) Section 401(k) Contributions not paid to the Trust within 12 months after the end of the applicable Plan Year; (C) Catch-up Contributions to the extent that such amounts exceed an Employer-provided limit or statutory limit applicable to Section 401(k) Contributions; and (D) other amounts not meeting the requirements described in Treasury Regulation 1.401(k)-2(a)(4)(i).  Amounts described in clause (c)(i) above shall include: (I) qualified non-elective contributions contributed in accordance with Section 2 of the Plan but only to the extent that the current Plan Year method is selected below and Matching Contributions that the Committee elects to treat as Section 401(k) Contributions; and (II) excess deferrals of Highly-Compensated Employees that arise solely from Section 401(k) Contributions made under this Plan or other plans of the Employer.

The calculation shall be computed to the nearest hundredth of a percentage point.  Catch-up Contributions deferred by a Participant in accordance with Section 414(v) of the Code, Section 401(k) Contributions recharacterized by the Plan as Catch-up Contributions in accordance with subsection (g) below, and Section 401(k) Contributions made for periods of Qualified Military Service will also not be included in determining a Participant’s deferral percentage.  The deferral percentage for a Participant who is a Highly-Compensated Employee for the Plan Year and who is eligible to have elective deferrals allocated under two or more plans that are maintained by the Employer and which are not required to be disaggregated shall be determined as if such elective deferrals are made under a single arrangement.  If the plans mentioned in the preceding sentence have different plan years, then all elective contributions made to all such plans during the Plan Year being tested shall be treated as Section 401(k) Contributions under this Plan without regard to the plan years of the other plans.

For the purpose of this subsection (c), if, for any Plan Year, the definition of “Compensation,” as defined in Section 21 does not meet the requirements of Code Section 414(s) and Treasury Regulation 1.414(s)-1, the definition of Section 415 Compensation set forth in Section 3.01(a) shall be substituted.

For the purpose of this subsection (c), “applicable plan year” means, for the group of eligible Highly-Compensated Employees described in subsection (b) above, the current Plan Year; and for the group of eligible Non-Highly-Compensated Employees described in subsection (b) above, either the current Plan Year or the immediately preceding Plan Year, as specified below.  To the extent the Plan provides that the applicable Plan Year is the current Plan Year for the eligible group of Non-Highly-Compensated Employees, the Sponsor may only amend such testing method to provide for testing based on the immediately preceding Plan Year if the Plan has used the current Plan Year method for each of the preceding five Plan Years (or if less, the number of Plan Years that the Plan has been in existence) or if, as a result of a merger or acquisition described in Code Section 410(b)(6)(D)(i), the Employer maintains both a plan using the current Plan Year method and the immediately preceding Plan Year method, and the change is made within the transition period described in Code Section 410(b)(6)(ii).  The testing method selected in this paragraph for the eligible group of Non-Highly-Compensated Employees is the current Plan Year method.

(d)           In determining whether the Plan satisfies the deferral percentage test set forth in subsection (c) above, all Section 401(k) Contributions that are made under any other plan or plans that are required to be aggregated with the Plan for the purpose of satisfying Code Sections 401(k), 401(a)(4) or 410(b) shall be included in the deferral percentage test.

(e)           For the purpose of this section, an Employee will be treated as either an eligible Highly-Compensated Employee or an eligible Non-Highly-Compensated Employee for a Plan Year if such person was eligible to make Section 401(k) Contributions to the Plan for the Plan Year.

(f)           The Plan will not be treated as failing to meet the requirements of this section for any Plan Year if, before the close of the following Plan Year (and if practical, to avoid certain excise taxes before the close of the first 2½ months of the following Plan Year), the amount of excess contributions, and the income allocable to such contributions, is distributed.  For this purpose, “income” allocable to excess contributions will be determined by including the Participant’s share of the allocable gain or loss on such Section 401(k) Contributions for the Plan Year in which the excess contribution arose.  Effective for the Plan Year commencing on or first following January 1, 2006, but not any Plan Year thereafter, the allocable gain or loss shall include the period between the end of the Plan Year and the date of distribution to the Participant to the extent that the Participant would have otherwise received such gain or loss for such period if the Participant’s entire Account were distributed.  The allocable gain or loss will be calculated under one of the methods set forth in Treasury Regulation 1.401(k)-2(b)(2)(iv), with one such method being applied consistently to all affected Participants.

(g)           Any distribution of excess contributions for any Plan Year will be made to Highly-Compensated Employees determined by allocating such amounts to the Highly-Compensated Employees with the largest deferral percentage dollar amounts, beginning with the Highly-Compensated Employee with the largest amount and continuing in descending order to the Highly-Compensated Employee with the next highest dollar amount, etc., until all of the excess contributions have been allocated.  For purposes of this section, the term “excess contributions” will mean, with respect to any Plan Year, the excess of (i) the amount of contributions made on behalf of Highly-Compensated Employees for such Plan Year which are included in the deferral percentage, over (ii) the maximum amount of such contributions permitted under subsection (b) above, determined by hypothetically reducing deferrals made on behalf of Highly-Compensated Employees in order of their deferral percentages, beginning with the highest of such percentages.  Excess contributions and income allocated to a Participant will be reduced by excess deferrals previously distributed to the Participant for the taxable year ending with or within the Plan Year in which such excess contributions relate.  Notwithstanding the foregoing, the Plan shall first recharacterize excess contributions to be distributed to a Highly-Compensated Employee as Catch-up Contributions made by such Highly-Compensated Employee to the Plan, and shall treat such excess contributions so recharacterized as being distributed in accordance with this subsection to the extent the amounts so recharacterized do not exceed the applicable limitations on Catch-up Contributions set forth in Section 414(v) of the Code.

3.04	Maximum Matching Contributions for Highly-Compensated Employees

(a)           For a Plan Year, the contribution percentage for eligible Highly-Compensated Employees will not exceed the greater of (i) 125% of the contribution percentage for eligible Non-Highly-Compensated Employees; or (ii) the lesser of (A) 200% of the contribution percentage for eligible Non-Highly-Compensated Employees; or (B) the contribution percentage for eligible Non-Highly-Compensated Employees plus two percentage points.  The calculation shall be computed to the nearest hundredth of a percentage point.  The Plan will not fail to satisfy the requirements of this subsection (a) to the extent that all eligible employees under the Plan for a Plan Year are Highly-Compensated Employees.  The limitation of this subsection (a) shall apply separately to groups of Highly-Compensated and Non-Highly-Compensated Employees if (i) such employees are required by Code Section 401(m) or applicable regulations thereunder to be disaggregated or (ii) to the extent such groups may be permissibly disaggregated and the Committee elects to apply the contribution percentage test separately to such groups of employees.  Plans may be aggregated in accordance with this subsection only if they have the same contribution percentage testing method.  The aggregation and restructuring rules of Treasury Regulation 1.401(m)-1(a)(4) are hereby incorporated by reference.  The requirements of this subsection shall be treated as being satisfied if contributions are made for collectively bargained employees and the plan (or portion of such plan) automatically satisfies Section 410(b) of the Code.

If the Committee elects to apply Code Section 410(b)(4)(B) in determining whether the contributions described in this section meet the requirements set forth in Code Section 410(b)(1), the Committee may exclude from consideration, in determining whether the arrangement meets the requirements of this subsection (a), all eligible Participants (other than Highly-Compensated Employees) who have not met the minimum age and service requirements of Code Section 410(a)(1)(A).  The Plan may also be disaggregated into separate plans whereby contribution percentages are determined separately for all eligible Participants who have completed the minimum age and service requirements of Code Section 410(a)(1)(A) and for all eligible Participants who have not completed such minimum age and service requirements.

(b)           For purposes of this section, the “contribution percentage” for eligible Highly-Compensated Employees and eligible Non-Highly-Compensated Employees is the average of the ratios (calculated separately for each person in either the Highly- or Non-Highly-Compensated Employee group) of (i) the Matching Contributions (including qualified matching contributions and qualified non-elective contributions contributed to the Plan which are not used to satisfy the deferral percentage test but only to the extent that the current Plan Year method is selected below) paid under the Plan on behalf of each such eligible Employee for the applicable plan year, and the portion of a Participant’s Section 401(k) Contributions, if any, that are not required to be used to satisfy the deferral percentage test, divided by (ii) the Employee’s Compensation for a period during the Plan Year that the Employee was a Participant.  The calculation shall be computed to the nearest hundredth of a percentage point.  If the Plan uses the immediately preceding year testing method and experiences a coverage change during the Plan Year, the contribution percentage for the Plan Year is the weighted average of the prior year subgroups, determined in accordance with Treasury Regulation 1.401(m)-2(c)(4).

Notwithstanding the foregoing, the following Matching Contributions shall not be taken into account in determining a Participant’s contribution percentage:

(i)	Matching Contributions attributable to a Participant’s period of Qualified Military Service;

(ii)
Matching Contributions that are forfeited in order to correct excess aggregate contributions or because the contributions to which they relate are excess deferrals, excess contributions or excess aggregate contributions; and

(iii)
Disproportionate matching contributions [as defined in Treasury Regulation 1.401(m)-2(a)(5)(ii)] and disproportionate qualified non-elective contributions [as defined in Treasury Regulation 1.401(m)-2(a)(6)(v)].

Notwithstanding the foregoing, Forfeitures, if any, which are allocated to a Participant’s Matching Contribution Account shall be taken into account in determining a Participant’s contribution percentage.

A contribution percentage will be calculated for each Participant who is eligible to have the contributions described in this subsection (b) allocated to his Account.

The contribution percentage for a Participant who is a Highly-Compensated Employee for the Plan Year and who is eligible to have Matching Contributions allocated under two or more plans that are maintained by the Employer and which are not required to be disaggregated shall be determined as if such contributions are made under a single arrangement.  If the plans mentioned in the preceding sentence have different plan years, then all contributions made to all such plans during the Plan Year being tested shall be treated as contributions under this Plan without regard to the plan years of the other plans.

For the purpose of this subsection (b), if, for any Plan Year, the definition of “Compensation” as defined in Section 21 does not meet the requirements of Code Section 414(s) and Treasury Regulation 1.414(s)-1, the definition of “Section 415 Compensation” as set forth in Section 3.01(a) shall be substituted.

For the purpose of this subsection (b), “applicable plan year” means, for the group of eligible Highly-Compensated Employees described in subsection (a) above, the current Plan Year, and for the group of eligible Non-Highly-Compensated Employees described in subsection (a) above, either the current Plan Year or the immediately preceding Plan Year, as specified below.  To the extent the Plan provides that the applicable plan year is the current Plan Year for the eligible group of Non-Highly-Compensated Employees, the Sponsor may only amend such testing method to provide for testing based on the immediately preceding Plan Year only if the Plan has used the current Plan Year method for each of the preceding five Plan Years (or if less, the number of Plan Years that the Plan has been in existence) or if, as a result of a merger or acquisition described in Code Section 410(b)(6)(D)(i), the Employer maintains both a plan using the current Plan Year method and the prior Plan Year method and the change is made within the transition period described in Code Section 410(b)(6)(ii).  The testing method selected in this paragraph for the eligible group of Non-Highly-Compensated Employees is the current Plan Year method.

(c)           In determining whether the Plan satisfies the contribution percentage test set forth in subsection (b) above, all contributions described in subsection (b) above that are made by or on behalf of Participants under any other plan or plans that are required to be aggregated with the Plan for purposes of satisfying Code Sections 401(m), 401(a)(4) or 410(b) shall be included in the contribution percentage test.  Plans are required to be aggregated in accordance with this subsection only if they use the same contribution percentage testing method.

(d)           For the purpose of this section, an Employee will be treated as either an eligible Highly-Compensated Employee or an Eligible Non-Highly-Compensated Employee for a Plan Year if such person was eligible to receive Matching Contributions from the Plan for the Plan Year.

(e)           The Plan will not be treated as failing to meet the requirements of this section for any Plan Year if, before the close of the following Plan Year (and if practical, to avoid certain excise taxes, before the close of the first 2½ months of the following Plan Year), the amount of the excess aggregate contributions for such Plan Year and any income allocable to such contributions is forfeited and used to reduce subsequent contributions by the Employer, if forfeitable; or distributed, if not forfeitable, not later than the last day of the Plan Year following the Plan Year to which such excess aggregate contribution relates.  For this purpose, “income” will mean the sum of the allocable gain or loss on such contributions for the Plan Year in which the excess aggregate contribution arose.  Effective for the Plan Year commencing on or first following January 1, 2006, but not any Plan Year thereafter, the allocable gain or loss shall include the period between the end of the Plan Year and the date of distribution or forfeiture to the extent that the Participant would have otherwise received the gain or loss for such period if the Participant’s entire Account were distributed.  The allocable gain or loss will be calculated under one of the methods set forth in Treasury Regulation 1.401(m)-2(b)(2)(iv) with one such method being applied consistently to all affected Participants.

(f)           Any distribution of excess aggregate contributions for any Plan Year will be made to Highly-Compensated Employees determined by allocating such amounts to the Highly-Compensated Employees with the largest excess contribution percentage dollar amounts, beginning with the Highly-Compensated Employee with the largest dollar amount and continuing in descending order to the Highly-Compensated Employee with the next highest dollar amount, etc., until all of the excess aggregate contributions have been allocated.  For purposes of this subsection, the term “excess aggregate contributions” will mean, with respect to a Plan Year, the excess of (i) the aggregate amount of the contributions actually made on behalf of Highly-Compensated Employees for such Plan Year included in the contribution percentage, over (ii) the maximum amount of such contributions permitted under the contribution percentage requirement described in subsection (a) above, determined by hypothetically reducing the contributions made on behalf of Highly-Compensated Employees in the order of their contribution percentages, beginning with the highest contribution percentage.  Such determination shall be made after first reducing the amount of excess aggregate contributions by the amount of excess deferrals previously distributed.

3.05              Special Restriction on Allocation

Notwithstanding any provision contained herein, no portion of the assets of the Plan attributable to Employer Shares acquired by the Plan in a sale to which Section 1042 of the Code applies may be allocated, either directly or indirectly, (a) to the Account of a Participant who owns, after application of Section 318(a) of the Code, more than 25% of either (i) any class of outstanding stock of the Employer; or (ii) the total value of any outstanding stock of the Employer; or (b) during the “non-allocation period” [as defined in Code Section 409(n)], to the Account of a Participant who makes an election under Code Section 1042(a) with respect to Employer Shares or to any person “related” to such Participant, within the meaning of Code Section 267(b).

SECTION 4 - PARTICIPANTS’ ACCOUNTS AND PLAN INVESTMENTS

4.01              Primary Investment

On and after January 1, 2002, the Plan is intended to be a stock bonus plan under Section 401(a) of the Code and is hereby designated to be an employee stock ownership plan within the meaning of Section 4975(e)(7) of the Code.  As an employee stock ownership plan, the Plan will invest primarily in Employer Shares.  Any Plan assets not invested in Employer Shares will be invested in other investment vehicles selected by the Committee.

4.02              Establishment of Accounts

The Committee will establish and maintain, to the extent necessary, the following Accounts for a Participant: Matching Contribution Account, Section 401(k) Account and Rollover Account.  Separate Matching Contribution Accounts and Section 401(k) Contribution Accounts shall be established for amounts allocated to such accounts for periods prior to and on and after January 1, 2002.  The Committee may establish other accounts as it deems necessary for the proper administration of the Plan.  All of the preceding accounts maintained for a Participant will be referred to in the aggregate as the Participant’s “Account.”

4.03              Investment of Accounts

Except as set forth below and in Section 4.04, Section 401(k) Contributions and Matching Contributions allocated to a Participant’s Section 401(k) Account on and after January 1, 2002 shall be invested in Employer Shares.

Notwithstanding the foregoing, the amounts held in a Participant’s Section 401(k) Account and Matching Contribution Account as of December 31, 2001, and the amount of a Participant’s Rollover Account, shall continue to be invested in investment options selected by the Committee.  A Participant may transfer among such investment options as of the first day of each calendar quarter.

Effective on and after January 1, 2007, notwithstanding the first paragraph of this section, the Plan shall permit a Participant or Beneficiary to transfer amounts from the investment fund holding shares of the Employer (“Employer Stock Fund”) to the other available investment funds on a quarterly basis in accordance with the Plan’s administrative procedures.

4.04              Diversification Requirements

Effective January 1, 2002:

(a)           To the extent not already permitted pursuant to Section 4.03, a Participant who has attained age 55 may elect to direct the Plan as to the investment of up to 25% of the total balance of his Account as of the immediate preceding December 31st that is attributable to Employer Shares.

(b)           To the extent the diversification requirements of this Section 4.04 are applicable to a Participant, the Plan shall, notwithstanding Section 409(d) of the Code, offer at least three investment options (other than Employer Shares) to each Participant and, if the Participant so elects, by investing the amount of the Participant’s diversification election in the option(s) selected by the Participant.

4.05              Dividends

Cash dividends payable on Employer Shares may be (i) paid directly to such Participant or Beneficiary; (ii) paid to the Plan and subsequently distributed to a Participant or Beneficiary not later than 90 days after the close of the Plan Year in which paid to the Plan; (iii) payable, at the election of a Participant or Beneficiary, as provided in clause (i) or (ii) or paid to the Plan and invested in Employer Shares.  If paid to the Plan and invested in Employer Shares, cash dividends shall be allocated as investment earnings.

SECTION 5 - VALUATION OF PARTICIPANTS’ ACCOUNTS

5.01              Valuations

As of each Valuation Date, the Committee will obtain a valuation of the assets of the Trust Fund from the Trustee on the basis of the market value of the assets of the Trust Fund.  On the basis of such valuation, Participants’ Accounts will be adjusted to reflect the effect of income received or accrued, realized and unrealized profits and losses, expenses, payments to Participants and all other transactions in the period since the last preceding Valuation Date.

For purposes of obtaining the valuation of Employer Shares under this section and with respect to all other activities carried on by the Plan which require the valuation of Employer Shares, at all times during which the Employer Shares are not readily tradable on an established securities market, such valuations will be made by an “independent appraiser,” within the meaning of Section 401(a)(28)(C) of the Code.

5.02               Method of Adjustment

Each Participant’s or Beneficiary’s Account will be adjusted for contributions, withdrawals, earnings, losses, Plan expenses and other debits or credits in accordance with procedures established by the Committee.  Such adjustment will be made at least once during a Plan Year, at a specific inventory date and in accordance with a method consistently followed and uniformly applied.  The fair market value of the assets of the Trust on the inventory date will be used for this purpose, and the Accounts of Participants will be adjusted in accordance with the valuation.  Adjustments will generally be made on a pro rata basis, except that expenses and other items may be adjusted on a per capita basis, to the extent that such adjustments satisfy Section 401(a)(4) of the Code.  Notwithstanding the foregoing, earnings and losses of the Trust Fund will be allocated to the Participant’s or Beneficiary’s adjusted Account based upon the portion of the Participant’s Account invested in an investment fund.  If Participants or Beneficiaries are permitted to direct the investment of their Accounts, calculations of earnings or losses will be based upon the investment performance of the investments selected by the Participant or Beneficiary.

SECTION 6 - RETIREMENT BENEFITS

6.01              Eligibility for Retirement

A Participant who separates from service from the Employer and all Affiliates on or after attaining his Normal Retirement Age will become eligible for a retirement benefit equal to the entire value of his Account.  Subject to Section 11.04, a Participant who is eligible for a distribution pursuant to this section may elect among the forms of benefits set forth in Section 11.01.

SECTION 7 - DEATH BENEFITS

7.01              Eligibility for Death Benefit

The Beneficiary of a Participant who died prior to his severance from employment from the Employer and all Affiliates will be entitled to the entire value of the deceased Participant’s Account.  The Beneficiary of a Participant who died on or after his severance from employment from the Employer and all Affiliates will be entitled to the vested value of the Participant’s Account.

7.02              Designation of Beneficiary

(a)           Subject to the provisions of Section 7.03, each Participant will designate, by a written instrument filed with the Committee, one or more Beneficiaries who, upon the death of the Participant, will be entitled to receive the death benefit described in Section 7.01.  If more than one Beneficiary is named, the Participant may specify the sequence and/or proportion in which payments must be made to each Beneficiary.  To the extent that the Participant does not specify either the sequence or proportion in which payments are to be made to each Beneficiary, payments will be made in equal shares to all named Beneficiaries then living at the time of the Participant’s death.  To the extent otherwise consistent with the Plan, a Participant may change his Beneficiary from time to time by written notice delivered to the Committee in the manner prescribed by the Committee.  If no Beneficiary has been designated, or if no designated Beneficiary is living at the time of the Participant’s death, payment of such death benefit, if any, to the extent permitted by law, will be made to the surviving person or persons in the first of the following classes of successive preference of Beneficiaries:  (i) Surviving Spouse; or (ii) executors or administrators of the estate of such deceased Participant.  Any minor’s share will be paid to such adult or adults as have, in the opinion of the Committee, assumed custody and support of such minor.  Proof of death satisfactory to the Committee must be furnished prior to the payment of any death benefit under the Plan.

(b)           If benefits under the Plan are paid to a Beneficiary pursuant to this Section 7 in a form other than a lump sum, such Beneficiary (who must be the Participant’s Spouse unless such Spouse consents to another beneficiary) may name in a writing filed with the Committee an individual or individuals to receive the remainder of such benefit upon the death of the Beneficiary.  In the absence of such a designation by the Beneficiary, such remaining benefit, if any, will be paid to the estate of the Beneficiary.  If a Beneficiary is alive at the time of the Participant’s death but dies prior to the commencement of benefits to him or her, the death benefit payable to the Beneficiary pursuant to this Section 7 will be paid to the estate of such Beneficiary.

7.03              Distribution of Death Benefit

If a Participant dies without a Surviving Spouse and prior to the commencement of his retirement benefits, the death benefit described in Section 7.01 will be distributed to his Beneficiary.  Subject to Section 11.04, the Beneficiary may elect among any of the forms of benefits available to Participants as set forth in Section 11.01.

If a Participant dies with a Surviving Spouse and prior to the commencement of his retirement benefits, the death benefit described in Section 7.01 will be paid to his Surviving Spouse. Subject to Section 11.04, the Surviving Spouse may elect among any of the forms of benefits available to Participants as set forth in Section 11.01.  However, if the Spouse consents to an alternate Beneficiary to receive the death benefit described in Section 7.01, such death benefit will be distributed to the alternate Beneficiary in accordance with the preceding paragraph.  For purposes of the preceding sentence, the consent of the Spouse must (a) be in writing; (b) designate a specific Beneficiary, including any class of beneficiaries or contingent beneficiaries, which may not be changed without the consent of the Spouse (or the Spouse expressly permits designations by the Participant without further consent of the Spouse); (c) acknowledge the effect of such consent; and (d) be witnessed by a Plan representative or notary public.

If a Participant dies after the commencement of his retirement benefit and prior to the complete distribution of his Account, his Beneficiary will be entitled to the remaining amount in his Account.  In such case, if the Participant either fails to designate a Beneficiary or a Beneficiary is not alive at the time of the Participant’s death, such death benefit will be payable to the surviving person or persons in accordance with Section 7.02(a).

All distributions made pursuant to this section will also comply with the provisions of Section 11.03.

SECTION 8 - DISABILITY BENEFITS

8.01	Amount of Disability Benefit

A Participant who becomes “totally and permanently disabled,” as defined in Section 8.02 below, will be entitled to the entire value of his Account.  A Participant who is eligible for a distribution pursuant to this section may elect among the forms of benefits set forth in Section 11.01.

8.02	Determination of Total and Permanent Disability

A Participant will be considered to be “totally and permanently disabled” if it is established that, while employed by the Employer, the Participant has incurred a physical or mental condition resulting from bodily injury, disease or mental disorder which renders him incapable of continuing any gainful occupation, and which condition constitutes total disability for federal Social Security disability purposes.

SECTION 9 - IN-SERVICE AND TERMINATION BENEFITS

9.01	Amount of Benefits Upon Severance from Employment

Effective on and after January 1, 2002, a Participant who incurs a severance from employment from the Employer and all Affiliates for any reason other than retirement (pursuant to Section 6), death (pursuant to Section 7) or disability (pursuant to Section 8) will be entitled to receive the entire value of his Account.  The term “severance from employment” shall be interpreted in accordance with Code Section 401(a)(2)(B)(i)(I) and applicable authority thereunder.  A Participant who is eligible for a distribution pursuant to this section may elect among the forms of benefits set forth in Section 11.01.  The amendment set forth in this section shall not apply to Participants who have severed their employment from the Employer and all Affiliates prior to January 1, 2002.

9.02	In-Service Distributions at Age 59½

A Participant who has attained age 59½ may withdraw from the Trust in the form of a single sum all or a portion of his Account.  The Committee may, on a nondiscriminatory basis, devise reasonable administrative rules implementing this section, including rules governing the frequency with which a Participant may make withdrawals and the manner in which such withdrawal will be charged against the Participant’s Account.

9.03	Hardship Distributions

(a)          A Participant actively employed by the Employer may apply to the Committee for a hardship distribution from his Section 401(k) Account equal to the smaller of an amount necessary to satisfy an immediate and heavy financial need or the value of his Section 401(k) Account.  Amounts withdrawn from a Participant’s Section 401(k) Account will not include income on Section 401(k) Contributions earned after December 31, 1988 or the amount of qualified non-elective contributions, as described in Section 2.02(b), and earnings on such contributions.

(b)          For purposes of the Plan, an immediate and heavy financial need is the need for money for:

(i)	expenses for or necessary to obtain medical care described in Section 213(d) of the Code for the Participant or the Participant’s Spouse or dependents;

(ii)	costs directly related to the purchase (excluding mortgage payments) of a principal residence of the Participant;

(iii)
the payment of tuition, related educational fees and room and board expenses for the next 12 months of postsecondary education for the Participant or the Participant’s Spouse, children or dependents (as defined in Code Section 152 and without regard to Code Sections 152(b)(1), (b)(2) and (d)(1)(B);

(iv)	the prevention of the eviction of the Participant from his or her principal residence or the foreclosure on the mortgage of the Participant’s principal residence;

(v)
effective for Plan Years commencing on and after January 1, 2006, payment of burial or funeral expenses for the Participant’s deceased parents, spouse, children or dependents [as defined in Code Section 152 and without regard to Code Section 152(d)(1)(B)]; or

(vi)
effective for Plan Years commencing on and after January 1, 2006, expenses for the repair of damage to the Participant’s principal residence that would qualify for the casualty deduction under Section 165 of the Code (determined without regard to whether the loss exceeds the 10% of adjusted gross income requirement).

(c)          An amount is necessary to satisfy an immediate and heavy financial need if:

(i)
the amount distributed does not exceed the amount of the immediate and heavy financial need (including amounts necessary to pay reasonably anticipated taxes and penalties on the hardship distribution);

(ii)
the Participant has obtained all other distributions and all nontaxable loans currently available under the Plan and all “other plans maintained by the employer” [as defined in Treasury Regulation 1.401(k)-1(d)(2)(iv)(B)(4), or effective for Plan Years commencing on and after January 1, 2006, as defined in Treasury Regulation 1.401(k)-1(d)(3)(iv)(F)] (or such loans or distributions have been denied), and has elected to receive all dividends currently payable to an employee stock ownership plan account maintained by an Employer for his benefit.  A loan will not be deemed to be available to a Participant to the extent that the Participant provides evidence satisfactory to the Committee that the loan repayment will constitute a financial hardship or the Participant provides a recent loan denial from a commercial lender in the amount of the proposed hardship withdrawal; and

(iii)
a Participant who has received a hardship distribution will not be eligible to make any Section 401(k) Contributions for the 6 months after the hardship distribution under the Plan or any similar contributions under any other plan [within the meaning of Treasury Regulation 1.401(k)-1(d)(2)(iv)(B)(4)] maintained by the Employer or an Affiliate.

9.04	Distribution of Rollover Contributions

A Participant will not be permitted to withdraw any portion of his Rollover Account prior to the time his Account may be distributed as a result of retirement (pursuant to Section 6), death (pursuant to Section 7), disability (pursuant to Section 8) or separates from service from the Employer and all Affiliates (pursuant to Section 9) or at the time the Participant is otherwise eligible to receive a distribution of his entire Account.

SECTION 10 - VESTING

10.01	Determination of Vested Benefits

A Participant’s Account will be fully vested at all times.

SECTION 11 - PAYMENT OF BENEFITS

11.01	Method of Payment

Except as provided in Section 11.04 below, at the time a Participant’s benefit under the Plan may be distributed as a result of the Participant’s retirement (pursuant to Section 6), death (pursuant to Section 7), disability (pursuant to Section 8) or severance from employment (pursuant to Section 9.01), the Participant (or Beneficiary in the case of the Participant’s death) may elect, on a form provided by the Committee, to receive the amount payable pursuant to such section in the form of (a) a lump sum; or (b) periodic installments over a monthly, quarterly, semi-annual or yearly period, as specified by the Participant or Beneficiary.  Amounts held in a Participant’s Account consisting of Employer Shares shall be distributed in-kind unless the Participant elects to receive such shares in cash; except that notwithstanding a Participant’s direction, the Committee may elect to pay fractional shares in cash.

The Committee will direct the Trustee to make a distribution to the Participant or Beneficiary in accordance with such election.

If the Participant elects to receive a distribution in a form other than a lump sum, minimum annual payments under the Plan must be paid over one of the following periods (or a combination thereof):

(a)          a period certain not extending beyond the life expectancy of the Participant; or

(b)          a period certain not extending beyond the joint and last survivor expectancy of the Participant and a designated Beneficiary;

and the amount to be distributed each year must be at least equal to the result obtained by dividing the amount payable to the Participant by the applicable life expectancy.

11.02	Timing of Payments

(a)           Subject to subsection (b) below, unless the Participant elects otherwise, the payment of the Participant’s benefit pursuant to Section 11.01 will begin not later than 60 days after the end of the Plan Year in which the latest of the following occurs: (i) the Participant attains his Normal Retirement Age; (ii) the tenth anniversary of the year in which the Participant commenced participation in the Plan; or (iii) the Participant terminates service with the Employer and all Affiliates.  To the extent a Participant who is required to consent to a distribution pursuant to Section 11.04 fails to provide the Committee with his consent, the Participant will be deemed to have made an election to defer a distribution pursuant to this subsection (a).

(b)           This subsection (b) shall apply to any Participant who attains age 70½ after December 31, 1995.  In no event will the amounts payable to a Participant pursuant to the terms of the Plan be distributed, or commence to be distributed, later than the Participant’s Required Beginning Date.  “Required Beginning Date” means, for a Participant who is not a 5% Owner, April 1 of the calendar year following the later of (i) the calendar year in which the Participant attains age 70½; or (ii) the calendar year in which the Participant retires. The Required Beginning Date of a Participant who is a 5% Owner means April 1 of the calendar year following the calendar year in which the Participant attains age 70½.

The amount distributed to a Participant pursuant to subsection (b) shall be not less than the amount necessary to satisfy Code Section 401(a)(9), including the minimum distribution incidental benefit requirement of Section 401(a)(9)(G) of the Code, and the applicable regulations thereunder, as further set forth below.

Distributions that commence pursuant to this subsection (b) will commence in one of the forms of benefit offered under the Plan, as elected by the Participant, provided that the amount of such distributions and the date such distributions commence comply with Code Section 401(a)(9) and applicable regulations thereunder.

During the Participant’s lifetime, the minimum amount that is required to be distributed in accordance with this subsection (b) for each distribution calendar year is the lesser of:

(i)
the quotient obtained by dividing the Participant’s account balance by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations, using the Participant’s age as of the Participant’s birthday in the distribution calendar year; or

(ii)
if the Participant’s sole designated beneficiary for the distribution calendar year is the Participant’s Spouse, the quotient obtained by dividing the Participant’s account balance by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations, using the Participant’s and Spouse’s attained ages as of the Participant’s and Spouse’s birthdays in the distribution calendar year.

Required minimum distributions will be determined during a Participant’s lifetime beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant’s date of death.

The following definitions apply to Section 11.02(b) and Section 11.03:

Designated beneficiary.  The individual who is designated by a Participant as a Beneficiary under the Plan who is also determined to be a designated beneficiary under Section 401(a)(9) of the Internal Revenue Code and Section 1.401(a)(9)-4 of the Treasury Regulations.

Distribution calendar year.  A calendar year for which a minimum distribution is required.  For distributions beginning before the Participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant’s Required Beginning Date.  For distributions beginning after the Participant’s death, the first distribution calendar year is the calendar year in which distributions are required to begin under Section 11.03(b).  The required minimum distribution for the Participant’s first distribution calendar year will be made on or before the Participant’s Required Beginning Date.  The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant’s Required Beginning Date occurs, will be made on or before December 31 of that distribution calendar year.

Life expectancy.  Life expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)-9, Q&A-1, of the Treasury Regulations.

Account balance.  The account balance as of the last Valuation Date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the account balance as of dates in the valuation calendar year after the Valuation Date and decreased by distributions made in the valuation calendar year after the Valuation Date.  The account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

For plans in existence on and after 1984 and prior to January 1, 2003, required minimum distributions before 2003 were made as follows:

(i)
Required minimum distributions for calendar years after 1984 and before 2001 were made in accordance with Code Section 401(a)(9) and the proposed regulations thereunder published in the Federal Register on July 27, 1987, and other applicable guidance.

(ii)
Required minimum distributions for calendar years beginning on or after January 1, 2001 and prior to January 1, 2002 were made in accordance with Code Section 401(a)(9) and the proposed regulations thereunder published in the Federal Register in January 2001.

(iii)
For the purpose of this Section 11.02, a Participant is treated as a 5% Owner if such Participant is a “5% Owner” (as defined in Code Section 416) with respect to the Plan Year ending with or within the calendar year in which such owner attains age 70½.

(c)           Unless a distribution is required to be made to a Participant or Beneficiary pursuant to Section 11.04, a distribution to a Participant or Beneficiary who is eligible to receive a distribution pursuant to this Section 11 will be made as soon as is administratively practicable after the Participant or Beneficiary completes a benefit election form and returns it to the Committee.

11.03	Distributions After Death

If the distribution of a Participant’s benefit under the Plan has commenced pursuant to Section 11 and he dies before his entire account balance has been distributed to him, the remaining portion of such account balance, if any, will be distributed at least as rapidly as under the method of distribution in effect prior to the Participant’s death, as determined in accordance with the provisions of Code Section 401(a)(9)(B)(i) and applicable regulations thereunder.

(a)          If the Participant dies on or after the date distribution of his account balance has commenced in accordance with the terms of the Plan, he dies prior to his entire account being distributed to him and there is a designated beneficiary, the minimum amount that is required to be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant’s designated beneficiary, determined as follows:

(i)	The Participant’s remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(ii)
If the Participant’s Surviving Spouse is the Participant’s sole designated beneficiary, the remaining life expectancy of the Surviving Spouse is calculated for each distribution calendar year after the year of the Participant’s death using the Surviving Spouse’s age as of the Spouse’s birthday in that year.  For distribution calendar years after the year of the Surviving Spouse’s death, the remaining life expectancy of the Surviving Spouse is calculated using the age of the Surviving Spouse as of the Spouse’s birthday in the calendar year of the Spouse’s death, reduced by one for each subsequent calendar year.

(iii)
If the Participant’s Surviving Spouse is not the Participant’s sole designated beneficiary, the designated beneficiary’s remaining life expectancy is calculated using the age of the designated beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

If the Participant dies on or after the date distribution of his account balance has commenced in accordance with the terms of the Plan and there is no designated beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that is required to be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the Participant’s remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(b)          Unless otherwise provided in this Section 11.03, if a Participant dies before the distribution of his account balance has commenced in accordance with the terms of the Plan, the amount payable as a death benefit pursuant to the terms of the Plan (hereinafter referred to as “death benefit”) will be distributed:

(i)	unless otherwise provided in (ii) below, not later than by the fifth anniversary of the December 31 coinciding with or next following the date of his death; or

(ii)
provided that the Plan provides for installment or annuity distributions to a Beneficiary and the Participant’s death benefit is payable to or on behalf of a designated beneficiary who is alive on the September 30 of the year following the year of the Participant’s death:

(A)
over a period not extending beyond the life expectancy of such designated beneficiary (or the installment period set forth in Section 11.01, if less), provided that the distribution of the death benefit commences not later than the first anniversary of the December 31 coinciding with or first following the date of the Participant’s death; or

(B)
if the designated beneficiary is the Participant’s Surviving Spouse, the date by which the death benefit must commence in paragraph (i) above will not be earlier than the later of the December 31 of the calendar year immediately following the calendar year in which the Participant died or the December 31 of the calendar year in which the Participant would have attained age 70½.  If the Surviving Spouse dies before distribution to said Spouse begins, this paragraph (ii) will apply as if the Surviving Spouse were the Participant.  In addition, any amount paid to a child of the Participant will be treated as if it had been paid to the Surviving Spouse if the amount becomes payable to the Surviving Spouse when the child reaches the age of majority.

The designated beneficiary must elect the method of distribution payable pursuant to this Section 11.03(b) not later than the earlier of (I) the December 31 of the calendar year in which distributions would be required to begin under this Section 11.03(b); or (II) the December 31 of the calendar year which contains the fifth anniversary of the date of death of the Participant.

If the Participant’s Surviving Spouse is the Participant’s sole designated beneficiary and the Surviving Spouse dies after the Participant but before distributions to the Surviving Spouse begin, this Section 11.03(b) [except subparagraph (b)(ii)(B) above] will apply as if the Surviving Spouse were the Participant.  For the purpose of Sections 11.02 and 11.03, unless the preceding sentence applies, distributions are considered to begin on either the Participant’s Required Beginning Date or, if subparagraph (b)(ii)(B) applies, the date distributions are required to begin to the Surviving Spouse under such subparagraph.

(c)          If the Participant dies prior to the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year payable in accordance with subsection (b) above after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the remaining life expectancy of the Participant’s designated beneficiary.

If the Participant dies prior to the date distributions begin and there is no designated beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest payable in accordance with subsection (b) above will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

For the purpose of this Section 11.03, “Required Beginning Date,” “account balance,” “designated beneficiary,” “life expectancy” and “distribution calendar year” shall have the meanings as set forth in Section 11.02(b).

11.04	Consent and Cash-Out Requirements

If a Participant is eligible to receive a distribution pursuant to Section 6, 7, 8 or 9.01 and the value of his vested Account does not exceed $5,000 (excluding the Participant’s Rollover Account) effective for distributions made to Participants after December 31, 2001, the Participant (or Beneficiary in the case of the Participant’s death) will receive a distribution of his vested Account in the form of a lump sum as soon as administratively feasible following the date he is first eligible to receive a distribution from the Plan.

If a Participant is eligible to receive a distribution pursuant to Section 6, 7, 8 or 9.01, or is otherwise eligible to receive a distribution from his Account, and the value of his vested Account exceeds $5,000 (excluding the Participant’s Rollover Account) effective for distributions made to Participants after December 31, 2001, the Participant must consent to the receipt of a distribution made from the Plan if distributed prior to the later of the date the Participant attains his Normal Retirement Age or age 62, except that the consent of the Participant is not required prior to the commencement of a distribution pursuant to Code Section 401(a)(9) or 415.

A Participant’s election to receive a distribution from the Plan prior to his attainment of the later of age 62 or his Normal Retirement Age will not be valid unless (a) the Participant has received a general description of the material features and the relative values of the forms of benefits (hereinafter referred to as “description”) under the Plan; and (b) the Participant has been informed that he has the right to postpone a distribution from the Plan until the later of age 62 or his Normal Retirement Age.  The Participant will be provided with such description not less than 30 days and not more than 90 days prior to the date his benefits are scheduled to commence, provided that a distribution may be made to the Participant prior to such 30-day period, provided the Participant has been informed that he has a right to a period of at least 30 days after receiving the description to consider the decision of whether to elect a distribution from the Plan and the Participant, after receiving such information, affirmatively elects a distribution prior to such 30-day period.

In addition, effective for distributions from the Plan on and after March 28, 2005, if the value of a terminated Participant’s Account is more than $1,000 but not more than $5,000, such Participant shall be provided with a written notice informing the Participant that if he or she does not elect to either receive a cash payment from the Plan of his or her entire Account, or elect to roll over his or her entire Account in accordance with Section 11.05 of the Plan, the value of the terminated Participant’s entire Account will be rolled over into an Individual Retirement Account (“IRA”) selected by the Sponsor.  The Sponsor shall select the IRA to which the rollover will be made and shall transfer the affected Participant’s Account to the IRA in accordance with Employee Benefits Security Administration Regulation 2550.404a2.

11.05	Eligible Rollover Distributions

(a)          A distributee may elect to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

(b)          The following definitions will apply for purposes of this section:

(i)
Eligible rollover distribution:  An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include:  (A) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee’s designated beneficiary; (B) any distribution that is for a specified period of ten years or more; (C) any distribution to the extent such distribution is required under Code Section 401(a)(9).   Such distribution will be an eligible rollover distribution unless otherwise provided in this subsection (i); (D) the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); (E) a distribution made to a Participant in accordance with Section 9.03; and (F) at the election of the Committee, any other distribution providing all distributions in the year are reasonably expected to total less than $200.

(ii)
Eligible retirement plan:  An “eligible retirement plan” has the meaning as described in Section 402(c)(8)(B).  Effective for distributions from the Plan after December 31, 2001, an eligible retirement plan shall also mean an annuity contract described in Code Section 403(b) and an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan.  The definition of eligible retirement plan shall also apply in the case of a distribution to a Surviving Spouse, or to a Spouse or former Spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p).

(iii)
Distributee:  A distributee includes an Employee or former Employee.  In addition, the Spouse or Surviving Spouse of an Employee or former Employee is a distributee with regard to the interest of the Spouse or Surviving Spouse.

(iv)	Direct rollover: A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

11.06	Put Option

(a)          Except as otherwise provided in this Section 11.06, all Employer Shares that are not readily tradable on an established market at the time they are distributed will be subject to a put option.  The put option will permit the Participant or Beneficiary to put such Employer Shares to the Employer.  Put options will be exercisable during a 60-day period beginning on the date the security subject to the put option is distributed by the Plan.  If the Participant or Beneficiary does not exercise the initial put option within the initial 60-day period, the option shall temporarily lapse, and such person shall be provided with a second 60-day period in which to exercise the option commencing at the beginning of the following Plan Year.  The put option may be exercised by the holder of the shares by notifying the Employer in writing that the put option is being exercised.  The price at which the put option must be exercisable is the fair market value of the Employer Shares.

(b)          If, pursuant to this section, the Employer is required to repurchase Employer Shares that are distributed within one taxable year in a distribution that represents the balance to the credit of the Participant’s Account, the amount to be paid for such Employer Shares will be paid in substantially equal periodic payments (not less frequently than annually) over a period beginning not later than 30 days after the exercise of the put option described in this section and not exceeding five years.  If, pursuant to this section, the Employer is required to repurchase Employer Shares that are distributed to a Participant as part of an installment distribution, the amount to be paid for such Employer Shares will be paid not later than 30 days after the exercise of the put option described in this section.

(c)          Under no circumstances may the put option bind the Plan.  However, the Plan may assume the rights and obligations of the Employer at the time the put option is exercised.  Adequate security will be provided and reasonable interest will be paid on the amounts payable to the individual or entity that exercised the put option.

(d)          Notwithstanding any provision of this Plan to the contrary, (i) to the extent that the Employer’s charter or by-laws restrict the ownership of substantially all outstanding employer securities to employees or to a trust described in Code Section 401(a); or (ii) to the extent the Employer is an S corporation, the Plan may require that the individual entitled to receive a distribution from the Plan has a right to receive the distribution in the form of cash, except that the Plan may distribute Employer Shares to such individual subject to a requirement that such securities may be resold to the Employer under the circumstances described in the preceding paragraphs of this Section 11.06.

(e)          In the case of a Plan established by a bank that is prohibited by law from redeeming or purchasing its own securities, the requirements of this section will not apply, provided that Participants entitled to receive a distribution from the Plan have the right to receive a distribution in the form of cash.

(f)          The rights set forth in this Section 11.06 shall be non-terminable regardless of whether the Plan ceases to be an employee stock ownership plan.

11.07	Right of First Refusal

(a)          During any period when Employer Shares are not publicly traded, all distributions of Employer Shares to a Participant or his Beneficiary by the Plan will be subject to a “right of first refusal” upon the terms and conditions hereinafter set forth.  The “right of first refusal” will provide that prior to any transfer of the Employer Shares, the Participant or Beneficiary must first offer to sell such shares to the Plan; and if the Plan refuses to exercise its right to purchase the Employer Shares, then the Employer will have a “right of first refusal” to purchase such Shares.  Neither the Plan nor the Employer will be required to exercise the “right of first refusal.”  This Section 11.07 will not be operative unless and until the Board of Directors of the Sponsor so directs.

(b)         The terms and conditions of the “right of first refusal” will be determined as follows:

(i)
If the Participant or Beneficiary receives a bona fide offer for the purchase of all or any part of his Employer Shares from a third party, the Participant or Beneficiary will deliver (by registered mail, return receipt requested) a copy of any such offer to the Committee.  The Trustee (as directed by the Committee) or the Employer, as the case may be, will then have 14 days after receipt by the Committee of the written offer to exercise the right to purchase all or any portion of the Employer Shares.

(ii)
The selling price and other terms under the “right of first refusal” must not be less favorable to the Participant or Beneficiary than the purchase price and other terms offered by a buyer, other than the Employer or the Plan making a good faith offer to purchase the security.

The Employer may require a Participant or Beneficiary who is entitled to a distribution of Employer Shares to execute an appropriate stock transfer agreement evidencing the right of first refusal prior to receiving a certificate for Employer Shares.

SECTION 12 - TRUST AGREEMENT

12.01	Description of Trust Agreement

The Sponsor will continue the Trust Agreement with the Trustee to provide for the administration of the Trust Fund.  With its continuation, the Trust Agreement will be deemed to form a part of the Plan; and any and all rights or benefits which may accrue to any person under the Plan will be subject to all the terms and provisions of the Trust Agreement.

All expenses of the Plan will be paid from the Trust Fund, unless paid by the Employer.  In its discretion, the Employer may require the Trustee to reimburse the Employer for expenses of the Plan that the Employer paid on behalf of the Trust, so long as the request for reimbursement is presented by the Employer to the Trustee before the last day of the Plan Year in which the expense was paid by the Employer.  Alternatively, the Employer may reimburse the Trust for expenses of the Plan paid by the Trustee.  An administration expense paid to the Trust as a reimbursement will not be considered as a contribution made by the Employer.

The Plan shall permit the Trustee to purchase “qualifying employer securities” or “qualifying employer real property,” as such terms are defined in Section 407 of the Employee Retirement Income Security Act of 1974.

SECTION 13 - PLAN ADMINISTRATION

13.01	Plan Administrator

The Sponsor shall be the “plan administrator” with respect to the Plan and a “named fiduciary” with respect to the Plan and Trust Fund, as such terms are defined under ERISA.  The Board of Directors of the Sponsor shall appoint a plan administration committee (“Committee”) to assist the Sponsor in administering the Plan and to handle the day-to-day administrative responsibilities with respect to the Plan.

13.02	Duties of Committee

The Committee is authorized to perform, in its discretion, all functions necessary to administer the Plan and will have the power and discretion to construe the terms of the Plan and to determine all questions arising from its operation, including, without limitation, to determine the eligibility and qualification of Employees or Beneficiaries for benefits under the Plan (including the validity of a beneficiary designation); to determine the allocation and vesting of contributions, earnings and profits of the Plan; to determine the amount of benefits payable to Participants and Beneficiaries; unless otherwise provided pursuant to Section 17, to decide all questions or disputes with respect to the rights or obligations of Participants and Beneficiaries; and to adopt regulations and procedures.  To the extent provided in the Plan and the Trust, the Committee or other fiduciary may direct the Trustee as to the investment of the Trust or may select an investment advisor to so direct.

The Committee may employ one or more persons to render advice with regard to any responsibility it has under the Plan, and it may designate others to carry out any of its responsibilities.

13.03	Interpretation of Document

The construction and interpretation of the Plan provisions, or any document relating to the administration or operation of the Plan, are vested with the Committee, in its absolute discretion.  The Committee will endeavor to act, whether by general rules or by particular decisions, so as to treat all persons in similar circumstances without discrimination.  Subject to Section 17, all such decisions, determinations and interpretations of the Committee will be final, conclusive and binding upon all parties having an interest in the Plan.

SECTION 14 - AMENDMENT AND TERMINATION

14.01	Sponsor’s Right to Amend or Terminate the Plan

The Sponsor has the right, at any time, by an instrument in writing, to modify, alter, amend or terminate the Plan in whole or in part.  Except as permitted by Code Section 411(d)(6) and applicable regulations thereunder, no amendment to the Plan will reduce the Participant’s accrued benefit, decrease the balance of a Participant’s Account or eliminate an optional form of distribution with respect to the amount of the Participant’s Account accrued as of the date of the amendment.  To this end, provisions that affect directly or indirectly the computation of accrued benefits and are amended at the same time and with the same effective date will be treated as one Plan amendment.

The Board of Directors of the Sponsor, an executive committee of the Board of Directors or other committee of the Board of Directors or any executive officer to which or whom the Board of Directors delegates discretionary authority with respect to the Plan may exercise the Sponsor’s right to amend the Plan.

SECTION 15 - DISTRIBUTIONS ON PLAN TERMINATION

15.01	Payment on Plan Termination

Upon termination of the Plan, the Committee will make payment of each Participant’s or Beneficiary’s Account in either cash or assets of the Trust Fund.  Such payment will be made in the form of a single lump sum payment.  Notwithstanding the foregoing, a Participant’s Section 401(k) Account may not be distributed upon the termination of the Plan if the Employer maintains an “alternative defined contribution plan” [as defined in Treasury Regulation 1.401(k)-1(d)(4)].

SECTION 16 - CREDITORS OF PARTICIPANTS

16.01	Non-Assignability

Except as otherwise provided in Code Section 401(a)(13), no assignment, pledge or encumbrance of any character of the benefits under the Plan is permitted or recognized under any circumstances; and such benefits will not be subject to claims of creditors, execution, attachment, garnishment or any other legal process.

16.02	Qualified Domestic Relations Orders

Section 16.01 will also apply to the creation, assignment or recognition of a right to any benefit payable with respect to a Participant pursuant to a domestic relations order unless such order is determined to be a “qualified domestic relations order,” as defined in Code Section 414(p).  A qualified domestic relations order may provide for an immediate distribution to the “alternate payee” [as defined in Code Section 414(p)(8)] named therein as soon as is administratively practicable after the determination by the Committee that the order constitutes a qualified domestic relations order, notwithstanding the fact the distribution is made to such alternate payee prior to the Participant attaining his “earliest retirement age,” as such term is defined in Code Section 414(p).

SECTION 17 - CLAIMS PROCEDURES

17.01             Filing a Claim for Benefits

A Participant, Beneficiary, alternate payee, or such person’s authorized representative, or the Employer acting on behalf of such individual, will notify the Committee of a claim for benefits under the Plan.  Such request will set forth the basis of such claim and will authorize the Committee to conduct such examinations as may be necessary for the Committee to determine, in its discretion, the validity of the claim and to take such steps as may be necessary to facilitate the payment of benefits to which the claimant may be entitled under the terms of the Plan.  Before deciding the claim, the Committee shall review the provisions of the Plan, summary plan description and other relevant plan documents, including similar claims, in order to ensure and verify that the claim is made in accordance with such documents and the decision is applied consistently with regard to similarly situated claimants.

A decision by the Committee on a claim for benefits under the Plan [other than a claim for disability benefits pursuant to Section 8 of the Plan] will be made within a reasonable period of time and not later than 90 days after the Committee’s receipt of such claim, unless special circumstances require an extension of the time for deciding the claim; in which case, a decision will be rendered as soon as reasonably possible, but not later than 180 days after the initial receipt of the claim for benefits.  The claimant will be notified of the extension prior to the expiration of the 90-day period described in this paragraph.  Such notice to the claimant shall indicate the special circumstances requiring the extension and the date by which the Committee expects to render a decision.

A decision by the Committee on a claim for disability retirement pursuant to Section 8 of the Plan shall be made promptly and not later than 45 days after the Committee’s receipt of the claim, unless the Committee determines that an extension of time of 30 days is necessary due to matters beyond the control of the Plan, and notifies the claimant prior to the expiration of the 45-day period of the circumstances requiring the extension of time and the date a decision will be made.  If, prior to the end of the first 30-day extension period, the Committee determines that, due to matters beyond the control of the Plan, a decision cannot be rendered within the first 30-day extension period and notifies the claimant of the circumstances requiring the need for an additional extension, the determination may be extended for an additional 30 days after the expiration of the first 30-day extension.  The notice to the claimant of the first or second 30-day extension shall explain the standards on which entitlement of a benefit is based, the unresolved issues that prevent a decision on the claim and the additional information needed to resolve such issues.  To the extent that the Committee requests an extension due to the failure of the claimant to submit information necessary to decide a claim, the period of making the benefit determination described in this paragraph shall be tolled from the date on which the notification of the extension is sent to the claimant until the date on which the claimant responds to the request for additional information.  The claimant shall be afforded at least 45 days within which to provide the specified information.

17.02             Denial of Claim

Whenever a claim for benefits by a claimant has been denied by the Committee, in whole or in part, a notice, prepared in a manner calculated to be understood by such individual, must be provided by written or electronic means and must set forth:

(a)           the specific reason or reasons for the denial;

(b)           the specific reference to the pertinent Plan provision(s) on which the denial is based;

(c)           a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary;

(d)           an explanation of the Plan’s claim review procedure and the time limits applicable to such procedures and a statement of the claimant’s right to bring a civil action under Section 502(a) of ERISA following an adverse determination upon review.

In the case of an adverse determination of a claim for disability benefits in accordance with Section 8, the information provided to the claimant shall also include, to the extent necessary, the information set forth in Employee Benefits Security Administration Regulation 2560.503-1(g)(1)(v).

17.03             Remedies Available to Claimants

Upon denial of his claim by the Committee, the claimant may:

(a)           request a review upon written application to the Plan;

(b)           review and receive copies of all documents, records and other information relevant to claimant’s claim for benefits; and

(c)           submit issues and comments in writing to a named fiduciary.

The claimant will have 60 days [180 days in the case of a claim for disability benefits] after receipt of the notification of a denial of his or her claim to request a review of such denied claim.

The named fiduciary will consider all information submitted by the claimant, regardless of whether the information was part of the original claim.  A decision by a named fiduciary will be made within a reasonable period of time and not later than 60 days [45 days in the case of a claim for disability benefits] after the named fiduciary’s receipt of a request for review, unless special circumstances require an extension of the time for processing.  In the case of such extension, a decision will be rendered as soon as possible, but not later than 120 days [90 days in the case of a claim for disability benefits] after receipt of a request for review.  The claimant will be notified of the extension prior to the expiration of the 45- or 60-day period described in this paragraph.  Such notice to the claimant shall indicate the special circumstances requiring the extension and the date by which the named fiduciary expects to render a decision.

The decision on review by a named fiduciary will be in writing and will include specific reasons for the decision, written in a manner calculated to be understood by the claimant, and specific references to the pertinent Plan provisions on which the decision is based.  The decision shall also include a statement of the claimant’s right to bring an action under Section 502(a) of ERISA.  Any action brought by a claimant under Section 502(a) of ERISA is required to be brought within one year of the date the decision on review was received by the claimant.

In the case of a claim for disability benefits: (a) the review of the denied claim shall be conducted by a named fiduciary who is neither the individual who made the benefit determination nor a subordinate of such person; and (b) no deference shall be given to the initial benefit determination.  For issues involving medical judgment, the named fiduciary must consult with an independent health care professional who may not be the health care professional who decided the initial claim.

SECTION 18 - TOP HEAVY RULES

18.01             Preamble and Definitions

If, for any Plan Year, the Plan is a Top Heavy Plan, the provisions of Section 18.03 will be applicable.

For the purpose of this section, the term “Employer” includes all Affiliates, and the term “Employee” includes all employees of the Affiliates.

The following definitions are applicable to this Section 18.01:

(a)           Key Employee:  An Employee or former Employee (including a deceased employee) who at any time during the Plan Year that includes the Determination Date is (i) an officer of the Employer with annual compensation exceeding $130,000 [as adjusted in accordance with Code Section 416(i)(1)]; (ii) a 5% owner of the Employer; or (iii) a 1% owner of the Employer who has annual compensation of more than $150,000.  For purposes of this section, “annual compensation” means compensation as defined in Section 3.01.  The determination of who is a Key Employee will be made in accordance with Code Section 416(i)(1) and the regulations thereunder.

(b)           Non-Key Employee:  An Employee or former Employee of the Employer who is not a Key Employee.  The Beneficiary of a Non-Key Employee will be treated as a Non-Key Employee, and the Beneficiary of a former Non-Key Employee will be treated as a former Non-Key Employee.

(c)           Determination Date:  For all Plan Years subsequent to the first Plan Year, the last day of the preceding Plan Year.  For the first Plan Year, the last day of such Plan Year.

(d)           Permissive Aggregation Group:  The Required Aggregation Group of plans plus any other plan or plans of the Employer that, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of Code Sections 401(a)(4) and 410.

(e)           Required Aggregation Group:  (i) Each qualified plan of the Employer in which at least one Key Employee participates or participated at any time during the Plan Year containing the Determination Date or any of the four preceding Plan Years (regardless of whether the Plan has terminated); and (ii) any other qualified plan of the Employer that enables a plan described in (i) of this subsection (e) to meet the requirements of Code Sections 401(a)(4) or 410.

(f)           Top Heavy Plan:  The Plan is a Top Heavy Plan if:

(i)	the top heavy ratio for the Plan exceeds 60% and the Plan is not part of a Required or Permissive Aggregation Group;

(ii)	the top heavy ratio for the Plan exceeds 60% and the Plan is part of a Required Aggregation Group but not part of a Permissive Aggregation Group; or

(iii)	the top heavy ratio for the Plan exceeds 60% and the Plan is part of a Required Aggregation Group and part of a Permissive Aggregation Group.

(g)           Top Heavy Compensation:  Top Heavy Compensation means “compensation” as defined in Section 415(c)(3) of the Code and Treasury Regulation 1.415(2)(d)(11)(i).

18.02             Top Heavy Ratio

The top heavy ratio is determined as follows:

(a)           If the Employer maintains one or more defined contribution plans (including any simplified employee pension plan) and the Employer has not maintained any defined benefit plan that, during the five-year period ending on the Determination Date(s), has or has had accrued benefits, the top heavy ratio for this Plan alone or for the Required or Permissive Aggregation Group, as appropriate, is a fraction, the numerator of which is the sum of the account balances of all Key Employees as of the Determination Date(s) [including any part of any account balance distributed in the one-year period ending on the Determination Date(s)], (or a five-year period ending on the Determination Date in the case of a distribution made for a reason other than severance from employment, death or disability and in determining whether the Plan is top heavy for Plan Years beginning before January 1, 2002), and the denominator of which is the sum of all account balances [including any part of any account balance distributed in the one-year period ending on the Determination Date(s)], (or a five-year period ending on the Determination Date in the case of a distribution made for a reason other than severance from employment, death or disability and in determining whether the Plan is top heavy for Plan Years beginning before January 1, 2002), both computed in accordance with Code Section 416 and the regulations thereunder.  The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Code Section 416(g)(2)(A)(i).  Both the numerator and denominator of the top heavy ratio are increased to reflect any contribution not actually made as of the Determination Date but which is required to be taken into account on that date under Code Section 416 and the regulations thereunder.

(b)           If the Employer maintains one or more defined contribution plans (including any simplified employee pension plan) and the Employer maintains or has maintained one or more defined benefit plans that, during the five-year period ending on the Determination Date(s), has or has had any accrued benefits, the top heavy ratio for any Required or Permissive Aggregation Group, as appropriate, is a fraction, the numerator of which is the sum of account balances under the aggregated defined contribution plan or plans for all Key Employees and the present value of accrued benefits under the aggregated defined benefit plan or plans for Key Employees as of the Determination Date(s), and the denominator of which is the sum of the account balances under the aggregated defined contribution plan or plans for all Participants and the present value of accrued benefits under the defined benefit plan or plans for all Participants as of the Determination Date(s), all determined in accordance with Code Section 416 and the regulations thereunder.  The accrued benefits under a defined benefit plan in both the numerator and denominator of the top heavy ratio are increased for any distribution of an accrued benefit made in the one-year period ending on the Determination Date (or a five-year period ending on the Determination Date in the case of a distribution made for a reason other than severance from employment, death or disability and in determining whether the Plan is top heavy for Plan Years beginning before January 1, 2002).  The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Code Section 416(g)(2)(A)(i).

(c)           For purposes of (a) and (b) above, the value of account balances and the present value of accrued benefits will be determined as of the most recent Valuation Date that falls within or ends with the 12-month period ending on the Determination Date, except as provided in Code Section 416 and the regulations thereunder for the first and second plan years of a defined benefit plan.  The account balances and accrued benefits of a Participant (i) who is not a Key Employee but who was a Key Employee in a prior year; or (ii) who has not been credited with at least one Hour of Service with any Employer maintaining the Plan at any time during the one-year period ending on the Determination Date (or a five-year period ending on the Determination Date in the case of a distribution made for a reason other than severance from employment, death or disability and in determining whether the Plan is top heavy for Plan Years beginning before January 1, 2002) will be disregarded.  The calculation of the top heavy ratio and the extent to which distributions, rollovers and transfers are taken into account will be made in accordance with Code Section 416 and the regulations thereunder.  Deductible employee contributions will not be taken into account for purposes of computing the top heavy ratio.  When aggregating plans, the value of account balances and accrued benefits will be calculated with reference to the Determination Date(s) that fall within the same calendar year.

(d)           The accrued benefit of a Participant other than a Key Employee shall be determined under (i) the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the Employer; or (ii) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Section 411(b)(1)(C) of the Code.

18.03             Minimum Contributions

For each Plan Year in which the Plan is top heavy, each Participant who is a Non-Key Employee and who is employed on the last day of the Plan Year (and without regard to such person’s Hours of Service and amount of Compensation in such Plan Year) is required to receive an annual allocation of contributions (disregarding Social Security benefits) equal to at least 3% of his Top Heavy Compensation; provided that, if the allocation of contributions expressed as a percentage of Top Heavy Compensation allocated to a Key Employee [including all salary deferral contributions other than catch-up contributions made in accordance with Section 401(k) of the Code allocated for the benefit of the Key Employee] for a Plan Year is less than 3%, such percentage will be substituted for 3%.  The amount described in the preceding sentence will be referred to in this Section 18.03 as the “top heavy minimum contribution.”  For each year in which the Employer maintains a defined benefit plan in addition to the Plan, the requirements of this paragraph will be satisfied for all Non-Key Employees who participate in both plans by providing each Non-Key Employee with the 2% minimum annual benefit provided under the top heavy provisions of the defined benefit plan.  For each year in which the Employer maintains another defined contribution plan in addition to the Plan, the top heavy minimum contribution described in this paragraph may be provided for Non-Key Employees who participate in both plans by this Plan.

For each Plan Year in which the Plan is required to provide the top heavy minimum contribution, the Employer will contribute to the Account of each Non-Key Employee required to receive an allocation pursuant to the previous paragraph an amount equal to the difference between the amount necessary to provide such Non-Key Employee with the top heavy minimum contribution for such year and the amount previously allocated to such Non-Key Employee’s Account consisting of contributions made by the Employer [including matching contributions within the meaning of Treasury Regulation 1.401(m)-1(f)(12)] for such year.  Top heavy minimum contributions will consist solely of contributions made by the Employer.  After-tax contributions [within the meaning of Treasury Regulation 1.401(m)-1(f)(6)] and “elective deferrals” [within the meaning of Code Section 402(g)(3)(A)], if permitted by the Plan to be allocated to a Non-Key Employee’s Account, may not be used to satisfy the top heavy minimum contribution.

SECTION 19 - MISCELLANEOUS

19.01             Employer’s Right to Terminate Employees

The right of an Employer to terminate the employment of any of its Employees will not be affected by an Employee’s participation in the Plan.

19.02             Gender and Number

Wherever used in the Plan, a masculine pronoun will refer to both the masculine and feminine; and a singular pronoun will refer to both singular and plural, unless the context clearly requires otherwise.

19.03             Merger or Consolidation

The Committee may authorize the merger, transfer or consolidation of a Participant’s Accounts to another qualified plan.  In case of any merger or consolidation with, or transfer of assets or liabilities to, any other plan, each participant in such other plan would (if the other plan then terminated) receive a benefit immediately after the merger, consolidation or transfer that is equal to, or greater than, the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer (if the Plan had then terminated).  To the extent required by Code Section 411(d)(6), the Plan will preserve the forms of benefits relating to that portion of a Participant’s Account acquired as a result of a merger, consolidation or transfer of assets or liabilities with any other plan.

19.04             Named Fiduciaries

The named fiduciaries of the Plan will be the Committee, the Trustee and the Sponsor.

19.05             Limitations on Payment; Missing Participant

If, in the judgment of the Committee, a Participant or Beneficiary is legally, physically or mentally incapable of personally receiving and executing a receipt for any distribution or payment due him under the Plan, the distribution or payment may be made to the person’s guardian or other legal representative (or, if none is known, to any other person or institution who has custody of the person), and that distribution or payment will constitute a full discharge of any obligation with respect to the amount paid or distributed.

If the Committee cannot locate a Participant or Beneficiary at the time payments are due, the Account of such Participant or Beneficiary may be cancelled and such amounts paid to the Employer.  In such case, the Account of the Participant or Beneficiary will be reinstated if such individual subsequently files a claim for his or her benefit under the Plan.

19.06             Limitation on Reversion of Contributions

Prior to the satisfaction of all liabilities to Participants and Beneficiaries, except as provided in subsections (a) through (d) below, all assets of the Trust Fund will be held for the exclusive benefit of Participants and their Beneficiaries and may not revert to the Employer.

(a)           In the event any contribution made by the Employer to the Plan is made based upon a mistake of fact, such contribution may be returned to the Employer within one year after the date it was contributed to the Plan.

(b)           In the event that the Office of District Director of the Internal Revenue Service rules, upon initial application of the Sponsor for approval of the Plan, and after an opportunity has been given the Sponsor to make any changes to the Plan and Trust Agreement which may be suggested by such office for approval of the Plan and Trust Agreement, that the Plan and Trust Agreement fail to qualify as tax exempt under Sections 401 and 501 of the Code, then the Plan and Trust Agreement will become null and void and the then market value of the contributions made by the Employer to the Trust prior to the date of such initial determination as to qualification will be returned by the Trustee within one year of the date of denial of qualification.  This subsection (b) will not be applicable unless the application by the Employer is made by the time prescribed by law for filing the Employer’s tax return for the taxable year in which the Plan is adopted, or such later date as the Secretary of the Treasury may prescribe.

(c)           In the event that a contribution made by the Employer to the Plan is disallowed as a tax-deductible expense under Section 404 of the Code, then such contribution, to the extent that the deduction is disallowed, less the net losses, if any, attributed thereto, will be returned to the Employer within one year after the disallowance of the deduction.

(d)           In the event that the Plan is terminated, all amounts held in a suspense account will be allocated to the Accounts of active Participants in a nondiscriminatory manner, as determined by the Committee.  To the extent that any amounts held in the suspense account cannot be allocated due to the application of Section 415 of the Code, the excess amounts will be treated as a reversion and distributed to the Sponsor or Employer after the payment to Participants and Beneficiaries of their Accounts.

19.07             Additional Service Credits

If a Leased Employee becomes eligible to participate in the Plan, such Employee’s service while a Leased Employee, or such service during a period in which the Employee would have been a Leased Employee but for the fact that the Employee did not work for a one-year period as a substantially full-time employee, will be considered in determining any eligibility or vesting service required to be completed by a Participant under the Plan.

The Committee may, on a nondiscriminatory basis, provide that the period of time in which an authorized leave of absence has occurred will be included in any eligibility or vesting service required to be completed by a Participant under the Plan.

19.08             Uniformed Services Employment and Reemployment Rights Act

This section is effective as of December 12, 1994 or the Plan’s initial effective date, if later.  Notwithstanding any provisions of the Plan to the contrary, contributions, benefits and years of service with respect to Qualified Military Service will be provided in accordance with Code Section 414(u).

SECTION 20 - ADOPTION BY
AFFILIATE OR PARTICIPATING EMPLOYER

20.01             Adoption by Affiliate or Participating Employer

With the approval of the Sponsor, an Affiliate or Participating Employer may adopt the Plan and cause its eligible employees to become Participants in accordance with its terms.  In such case, the defined terms “Employee,” “Employer” and “Participant” will be interpreted as being applicable to the Affiliate or Participating Employer and its employees to the extent necessary to carry out the foregoing intent.

20.02             Administration

Notwithstanding the foregoing, the Sponsor has the exclusive right to appoint the Committee described in Section 13, to amend the Plan and to terminate the Plan.  Unless otherwise provided by the Plan, neither an Affiliate nor a Participating Employer has any discretionary authority with regard to the administration of the Plan.

20.03             Common Fund

The Trustee of the Plan need not earmark or keep separate the assets attributable to each Affiliate or Participating Employer but may commingle them with the assets of the Trust.  The Trust will be available to pay benefits to Participants and their Beneficiaries without distinction as to either the Affiliate or Participating Employer to which particular assets or amounts are attributable.    Any Affiliate or Participating Employer that adopts this Plan shall agree to be covered by the Trust Agreement established by the Sponsor and Trustee.

20.04             Withdrawal, Termination and Amendment

Any Affiliate or Participating Employer, by action of its governing authority and notice to the Committee and the Trustee, may withdraw from the Plan or may terminate its participation in the Plan with respect to its Employees without affecting the rights of the Sponsor or any other Affiliate or Participating Employer.  A withdrawing Affiliate or Participating Employer may arrange for the continuation of the Plan in separate form for its own employees, with such amendments as it may deem proper and may arrange for continuation of the Plan by merger with an existing plan and trust and transfer of Trust Fund assets.

Notwithstanding anything contained herein to the contrary, the Sponsor, by action of its governing body, in its absolute discretion, may terminate an Affiliate’s or Participating Employer’s participation at any time, without the consent of the Affiliate or Participating Employer.

20.05             Discrimination Testing

The provisions of Code Sections 401(a)(4), 401(k)(3), 401(m)(2) and 416 will be separately applicable to each Participating Employer and any other employer that is required to be combined with such Participating Employer pursuant to Code Section 414(b) or (c).

SECTION 21 - VOTING RIGHTS

21.01             Participant Voting Rights with Respect to Allocated Shares

If the Employer Shares are of a “registration-type class of securities,” all Employer Shares held in the Trust Fund and allocated to a Participant’s or Beneficiary’s Account will be voted by the Trustee pursuant to written instructions received from the Participant or Beneficiary.  In such event, the Participant or Beneficiary will be furnished with the information statement and other materials provided to shareholders, together with a form upon which confidential voting directions may be given to the Trustee (or if the Trustee is not independent, to an independent third party designated by the Committee).

If the Employer Shares are not of a “registration-type class of securities,” all Employer Shares held in the Trust Fund and allocated to a Participant’s or Beneficiary’s Account will be voted by the Trustee pursuant to written instructions received from the Participant and Beneficiary with respect to all corporate matters relating to the approval of a corporate merger or consolidation, recapitalization, reclassification, liquidation, dissolution, sale of substantially all assets of a trade or business or such similar transaction as the Secretary may provide in regulations.  In such event, the Participant or Beneficiary will be furnished with the information statement and other materials provided to shareholders, together with a form upon which confidential voting directions may be given to the Trustee (or if the Trustee is not independent, to an independent third party designated by the Committee).  With respect to all other matters, Employer Shares will be voted by the Trustee in its discretion.

For the purpose of this Section 21.01, “registration-type class of securities” has the meaning as set forth in Code Section 409(e)(4).

With respect to Employer Shares for which the Trustee does not receive written instructions from a Participant or Beneficiary, such Shares will be voted by the Trustee (in the same portion as the voted shares).

21.02             Participant Voting Rights with Respect to Unallocated Shares

All Employer Shares held in the Trust Fund and not allocated to the Account of a Participant or Beneficiary will be voted by the Trustee in the same proportion as the voted shares.  Notwithstanding the foregoing, if at the time Employer Shares are required to be voted no shares have been allocated, the Committee will vote such shares.

SECTION 22 - DEFINITIONS

Whenever used herein, the following words and phrases have the meanings specified below.  Additional words and phrases may be defined in the text of the Plan.

“Account” means a Participant’s Matching Contribution Account, Section 401(k) Account and Rollover Account.  “Account,” when used in the Plan, will also mean, to the extent the context so requires, the aggregate of such accounts.

“Affiliate” means, except for the purpose of determining the limitations on Annual Additons set forth in Section 3.01, any other employer that, together with the Employer, is a member of: (a) a controlled group of corporations or of a commonly controlled trade or business, as defined in Code Sections 414(b) and (c); (b) an affiliated service group as defined in Code Section 414(m); or (c) any other organization described in Code Section 414(o) (to the extent required to be aggregated by the Secretary of Treasury).  For the purpose of determining the limitations on Annual Additions set forth in Section 3.01, the term “Affiliate” has the meaning as set forth in this definition, as modified by Section 415(h).

“Annual Additions” means the sum of the following amounts for a Limitation Year:

(a)           Matching Contributions and Section 401(k) Contributions allocated to a Participant’s Account pursuant to Section 2;

(b)           amounts allocated after March 31, 1984 to an individual medical account, as defined in Code Section 415(l)(2), which is part of a pension or annuity plan maintained by the Employer;

(c)           amounts derived from contributions paid or accrued after December 31, 1985 in taxable years ending after such date which are attributable to postretirement medical benefits allocated to the separate account of a “key employee” [as defined in Section 416(i) of the Code] under a welfare benefit fund [as defined in Section 419(e) of the Code] maintained by the Employer.  The amounts described under this subsection (c) will not be subject to the 25% of compensation limit provided in Section 3.01;

(d)           amounts consisting of employer contributions (including elective deferral contributions), employee after-tax contributions or forfeitures allocated to any other defined contribution plan or simplified employee pension (other than a salary reduction simplified employee pension) of the Employer or an Affiliate to which the Participant is or was a participant.

In determining the amount set forth in subsection (a) above, an excess Annual Addition determined in accordance with Section 3.01 that is applied to reduce Employer contributions in a Limitation Year will be considered an Annual Addition for the year in which such contribution is applied.

The amounts described in subsections (a) and (d) above will include amounts treated as “excess deferrals” [within the meaning of Treasury Regulation 1.402(g)-1(e)(1)(iii)] [unless distributed in accordance with Treasury Regulation 1.402(g)-1(e)(2) or (3)], “excess contributions” [within the meaning of Treasury Regulation 1.401(k)-6) or “excess aggregate contributions” [within the meaning of Treasury Regulation 1.401(m)-5] for a Limitation Year.  Effective on and after January 1, 2002, Annual Additions shall not include catch-up contributions deferred by the Participant in accordance with Section 414(v) of the Code.

“Beneficiary” means the individual, individuals or trust designated by the Participant or determined in accordance with Section 7 to receive any death benefit payable under the Plan.

“Code” means the Internal Revenue Code of 1986, as may be amended from time to time and corresponding provisions of future federal internal revenue codes.

“Compensation” means wages, within the meaning of Section 3401(a), and all other payments of compensation to an Employee by the Employer during the Plan Year (in the course of the Employer’s trade or business) for which the Employer is required to furnish the Employee a written statement under Sections 6041(d), 6051(a)(3) and 6052; provided compensation paid by the Employer during any Plan Year in excess of the limit set forth in Code Section 401(a)(17)(A), as adjusted by Code Section 401(a)(17)(B), will be excluded.  Compensation must be determined without regard to any rules under Section 3401(a) of the Code that limit the remuneration included in wages based on the nature or location of the employment or the services performed [such as the exception for agricultural labor in Section 3401(a)(2) of the Code].

For the purpose of a Participant’s first Plan Year of participation, only Compensation paid to such Participant after the date on which he begins to participate in the Plan will be considered for purposes of determining contributions to the Plan.

Compensation will be determined without regard to (a) any reduction in compensation resulting from participation in a Section 401(k) cash or deferred arrangement or any arrangement pursuant to Section 125, Section 132(f), Section 402(h), Section 403(b), Section 414(h)(2) or Section 457 of the Code; and (b) any rules that limit remuneration included in wages based on the nature or location of employment or services performed.

“Effective Date” for this amended and restated Plan means, except where separately stated, January 1, 2002.

“Employee” means any person who is classified by the Employer as a common law employee. Notwithstanding the foregoing, the term “Employee” will exclude a Leased Employee or individuals whose terms of employment are established by a leasing contract. If an individual who is not classified as a common law employee is determined by a court of law or governmental agency to be a common law employee, such employee will remain excluded from participation in the Plan unless the Plan is amended to specifically provide for such employee’s inclusion.

“Employer” means the Sponsor and any Participating Employer or Affiliate that participates in the Plan.  As of the date this document is executed, Park National Bank, Vision Bank and Guardian Financial Services Company are Affiliates that participate in the Plan.

“Employment Commencement Date” means the date on which an Employee first performs an Hour of Service for the Employer or an Affiliate or the date on which an Employee first performs an Hour of Service for the Employer or an Affiliate after a One-Year Break in Service.

“Employer Shares” means securities which constitute “employer securities” under Section 409(1) of the Code and “qualifying employer securities” under Section 4975(e)(8) of the Code and Section 407(d)(5) of ERISA.

“Enrollment Election” means an agreement, on a form or by a method prescribed by the Committee, between a Participant and the Employer, providing for the reduction of Compensation to be paid to the Participant after the date such agreement is made and the making of Section 401(k) Contributions to the Plan.  Such election will remain in effect until modified or terminated by the Participant.  Except for occasional, bona fide administrative considerations, an Enrollment Election deferring Section 401(k) Contributions cannot precede the performance of services with respect to which the contributions are made, or when the compensation subject to the Enrollment Election is paid, if earlier (such as in the case of a signing bonus).  In addition, an Enrollment Election can only be made with respect to amounts that are not currently available to the Participant on the date of the election.

“Entry Date” means the first day of January, April, July or October, but not earlier than the later of the date the Plan first became effective or the Participant’s Employment Commencement Date.

“Highly-Compensated Employee” means any Employee of the Employer who (a) was a “5% owner,” as such term is defined by Code Section 416(i)(1)(B)(i) and applicable regulations thereunder, at any time during the current Plan Year or preceding Plan Year; or (b) received “compensation,” as such term is defined by Code Section 414(q)(4) and applicable regulations thereunder, in excess of $80,000 (or any increased amount, as specified by the Secretary of the Treasury) for the look-back year.  The Sponsor elects to limit the number of Employees in (b) above to the top paid group of employees.  “Top paid group” has the meaning as set forth in Code Sections 414(q)(3) and 414(q)(5) and applicable regulations thereunder.  The “look-back year” will mean the preceding Plan Year.

“Hour of Service” means:

(a)           each hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Employer or an Affiliate.  These hours will be credited to the Employee for the computation period or periods in which the duties are performed; and

(b)           each hour for which an Employee is paid, or entitled to payment, by the Employer or an Affiliate on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, absence for maternity or paternity reasons, jury duty, military duty or leave of absence.  No more than 501 Hours of Service will be credited under this paragraph for any single continuous period (whether or not such period occurs in a single computation period) unless such period is a period of Qualified Military Service.  An Employee will be credited with Hours of Service for all periods of Qualified Military Service in accordance with the Uniformed Services Employment and Reemployment Rights Act.  Hours under this paragraph will be calculated and credited pursuant to Section 2530.200b-2 of the Department of Labor Regulations which are incorporated herein by this reference; and

(c)           each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer or an Affiliate.  The same Hours of Service will not be credited both under subsection (a) or subsection (b), as the case may be, and under this subsection (c).  The hours credited pursuant to this subsection (c) will be credited to the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made; and

(d)           if records of actual hours are not maintained for an Employee, an Employee will be given credit for 190 Hours of Service if he is employed at any time during the month.

“Leased Employee” means any person (other than an employee of the recipient) who, pursuant to an agreement between the recipient and any other person (leasing organization), has performed services for the recipient [or for the recipient and related persons determined in accordance with Sections 414(n) and 414(o) of the Code] on a substantially full-time basis for a period of at least one year and such services are performed under the primary direction or control of the recipient employer.  Contributions or benefits provided a Leased Employee by the leasing organization which are attributable to services performed for the recipient employer will be treated as provided by the recipient employer.

A Leased Employee will also not be considered an employee of the recipient (and thus not otherwise an Employee) if (a) such employee is covered by a money purchase pension plan providing (i) a nonintegrated employer contribution rate of at least 10% of compensation, as defined in Code Section 415(c)(3), but including amounts contributed by the employer pursuant to a salary reduction agreement which are excludable from the employee’s gross income under Section 125, Section 132(f)(4), Section 402(e)(3), Section 402(h) or Section 403(b) of the Code; (ii) immediate participation; and (iii) full and immediate vesting; and (b) Leased Employees do not constitute more than 20% of the recipient’s non-highly-compensated work force.

A Leased Employee will not be considered an Employee of an Employer unless the definition of Employee specifically provides for such inclusion.  A Leased Employee may be considered as an eligible employee solely for the purpose of Section 410(b) of the Code to the extent required by such section and applicable regulations thereunder.

“Limitation Year” means the Plan Year.

“Matching Contribution” means the amount contributed by the Employer on account of a Participant’s Section 401(k) Contributions.  To the extent a Participant’s Section 401(k) Contribution is required to be returned pursuant to Section 3.03(a) or 3.03(f), a pro rata share of the Participant’s Matching Contribution, if any, will be forfeited and used to reduce subsequent contributions made by the Employer to the Plan.  Such forfeited amounts will not be treated as Matching Contributions for the purpose of Section 3.04(b).

“Matching Contribution Account” means the portion of a Participant’s Account consisting of Matching Contributions, as adjusted in accordance with Section 5.

“Non-Highly-Compensated Employee” means any employee of the Employer who is not a Highly-Compensated Employee.

“Normal Retirement Age” means the day on which the Participant attains age 65.

“One-Year Break in Service” means a 12-month period during which a Participant has not completed more than 500 Hours of Service.

In the case of an Employee who is absent from work for maternity or paternity reasons, such Employee will have credited, solely for purposes of determining whether a One-Year Break in Service has occurred for eligibility and vesting, if required, in the year in which the absence begins if necessary to prevent a One-Year Break in Service for such year; or in the following year, the number of hours that would normally have been credited but for such absence; or in any case in which such hours cannot be determined, 8 Hours of Service per day of such absence.  The total number of hours treated as Hours of Service under this paragraph will not exceed 501 hours.  For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence (a) by reason of pregnancy of the Participant; (b) by reason of the birth of a child of the Participant; (c) by reason of the placement of a child with the Participant in connection with the adoption of such child by such Participant; or (d) for purposes of caring for such child for a period beginning immediately following such birth or placement.

An Employee will not be treated as having a One-Year Break in Service as a result of any periods of Qualified Military Service.

“Participant” means either (a) an Employee who is participating in the Plan in accordance with Section 1.01 for whom an Account is being maintained; or (b) a former Employee of the Employer for whom an Account is being maintained.

“Participating Employer” is an employer related by ownership to the Employer but which is not considered an Affiliate.

“Plan” means the Park National Corporation Employees Stock Ownership Plan, as amended, as embodied in the Plan document and amendments made hereto from time to time.

“Plan Administrator” means the Sponsor.

“Plan Year” means the fiscal year of the Plan beginning on January 1 and ending on December 31.

“Qualified Military Service” means any service in the “uniformed services” (as defined in Chapter 43 of Title 38 of the United States Code) by an Employee relating to reemployment initiated on or after December 12, 1994, if such Employee is entitled to reemployment rights under such chapter with respect to such service.

“Rollover Account” means so much of a Participant’s Account as is attributable to Rollover Contributions, as adjusted in accordance with Section 5.

“Rollover Contribution” means the amount contributed by an Employee as a rollover contribution in accordance with Section 402 of the Code.

“Section 401(k) Account” means the portion of the Account of a Participant consisting of Section 401(k) Contributions, as adjusted in accordance with Section 5.

“Section 401(k) Contribution” means the amount contributed by the Employer to the Plan as a result of a Participant’s election pursuant to an Enrollment Election to reduce his Compensation.

“Sponsor” means Park National Corporation, or any successor employer that assumes the responsibilities and liabilities of the Plan.

“Spouse” or “Surviving Spouse” means an individual who is legally married to the Participant, provided that an individual who was formerly married to the Participant will be treated as the Spouse or Surviving Spouse to the extent provided under a qualified domestic relations order, as described in Code Section 414(p).

“Trust” or “Trust Fund” means the fund established pursuant to the terms of the Trust Agreement, which fund may be comprised of one or more investment funds.

“Trust Agreement” means the agreement by and between the Sponsor and the Trustee for the management, investment and disbursement of assets held in the Trust Fund.

“Trustee” means the bank, trust company and/or individual designated by the Sponsor to hold and invest the Trust Fund and to pay benefits and expenses in accordance with the terms and provisions of the agreement by and between the Sponsor and such bank, trust company and/or individual.  As of the Effective Date, the Trustee is Park National Bank.

“Valuation Date” means the last day of the Plan Year and any other date or dates fixed by the Committee for the valuation of assets and adjustments of Accounts.

IN WITNESS WHEREOF, the undersigned has caused this Plan to be executed by a duly authorized individual this 31st day of December                             , 2008.

PARK NATIONAL CORPORATION,
Sponsor

By:	/s/ David L. Trautman

Name (Print):	David L. Trautman

Title:	President

PARK NATIONAL BANK,
Affiliate

By:	/s/ David L. Trautman

Name (Print):	David L. Trautman

Title:	President

GUARDIAN FINANCIAL SERVICES COMPANY,
Affiliate

By:	/s/ Cheryl L. Snyder

Name (Print):	Cheryl L. Snyder

Title:	Board of Directors

VISION BANK,
Affiliate

By:	/s/ J. W. Ginn

Name (Print):	J. W. Ginn

Title:	Chairman & CEO